UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a - 101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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QUANTA SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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QUANTA SERVICES, INC.
1360 Post Oak Boulevard, Suite 2100
Houston, TX 77056
(713) 629-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2007

To our Stockholders:

The Annual Meeting of Stockholders of Quanta Services, Inc. (Quanta) will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on May 24, 2007 at 9:00 a.m. local time.

At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1. election of eleven members of our Board of Directors, ten by the holders of Common Stock and one by the holders of Limited Vote Common Stock;

2. ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

3. approval of the Quanta Services, Inc. 2007 Stock Incentive Plan; and

4. any other matters that properly come before the meeting or any adjournments of the meeting.

Our stockholders of record at the close of business on March 26, 2007 are entitled to notice of, and to vote at, the annual meeting and any adjournments of the meeting.

By Order of the Board of Directors,

Vincent A. Mercaldi
Corporate Secretary

Houston, Texas
April 20, 2007

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting in person. To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares by signing and dating the enclosed proxy card and returning it in the accompanying envelope or, if you hold your shares through a broker, via the Internet or telephone. You will find specific instructions for voting via the Internet or telephone on the proxy card if that option is available for your shares. If you attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a broker and wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

If you choose to attend the meeting, you will be asked to present valid picture identification, and if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of March 26, 2007.

QUANTA SERVICES, INC.
1360 Post Oak Boulevard, Suite 2100
Houston, TX 77056
(713) 629-7600

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2007

We are distributing this Proxy Statement and the form of proxy beginning on or about April 20, 2007.

ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, you and our other stockholders will act upon proposals to elect members of our Board of Directors (the Board), ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and approve the Quanta Services, Inc. 2007 Stock Incentive Plan (the Quanta 2007 Stock Incentive Plan or the 2007 Plan).

Who is entitled to vote at the meeting?

Only holders of record of our Common Stock, par value $0.00001 per share, and Limited Vote Common Stock, par value $0.00001 per share, at the close of business on March 26, 2007, the record date for the meeting, are entitled to notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any postponements or adjournments of the meeting unless a new record date is then set.

As of March 26, 2007, 118,681,172 shares of our Common Stock and 780,171 shares of our Limited Vote Common Stock were outstanding and entitled to vote. In addition, on March 26, 2007, we had 2,760,000, 24,245,703 and 8,658,480 shares of Common Stock reserved for issuance upon the conversion of our outstanding 4.0% Convertible Subordinated Notes due 2007, 4.5% Convertible Subordinated Notes due 2023 and 3.75% Convertible Subordinated Notes due 2026, respectively, none of which is entitled to vote at the meeting.

What are the voting rights of the holders of Common Stock and Limited Vote Common Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. With respect to the election of directors, holders of Common Stock, voting as a class, will elect ten directors.

Holders of Limited Vote Common Stock, voting as a class, will elect one director. Each share of Limited Vote Common Stock is entitled to one-tenth of one vote on each other matter on which it may vote.

On all matters other than the election of directors, holders of Common Stock and Limited Vote Common Stock will vote together.

Who can attend the meeting?

All stockholders of record as of March 26, 2007, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and seating will begin at 8:30 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How do I vote?

You may vote your shares in any of the following manners:

1. by signing and dating the enclosed proxy card and returning it in the accompanying envelope;

2. if you hold your shares through a broker, by going to the website www.proxyvote.com, with your proxy card in hand, and following the simple instructions (not available to holders of Limited Vote Common Stock);

3. if you hold your shares through a broker, by telephone following the instructions included with your proxy card (not available to holders of Limited Vote Common Stock); or

4. by written ballot at the meeting.

If you are a stockholder of record and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” and you wish to vote at the meeting, you will need to obtain a proxy from the broker or nominee that holds your shares.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a stockholder of record and in “street name”?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. This is often called holding shares in “street name.” As summarized below, there are some distinctions between record stockholders and “street name” holders.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record for those shares, and these proxy materials are being sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and you hold your shares in “street name.” These proxy materials are being forwarded to you by your broker or nominee which is considered the stockholder of record for those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the annual meeting. However, because you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use in directing the vote of your shares.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before the proxy is exercised, even after you have submitted your proxy card, by filing with our Corporate Secretary either a written notice of revocation or a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and vote your shares in person by completing a written ballot. Attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” and you wish to change your vote at the meeting, you will need to obtain a proxy from the broker or nominee that holds your shares.

What constitutes a quorum?

With respect to the election of directors, a majority of the outstanding shares of each of the Common Stock and Limited Vote Common Stock entitled to vote must be present, either in person or by proxy, to constitute a quorum.

For all other matters, a majority of the outstanding shares entitled to vote of the Common Stock and Limited Vote Common Stock in the aggregate must be present, either in person or by proxy, to constitute a quorum. As of

March 26, 2007, 118,681,172 shares of Common Stock and 780,171 shares of Limited Vote Common Stock were outstanding and entitled to vote. Properly executed proxies received, but marked as abstentions and broker non-votes, will be counted for purposes of establishing a quorum at the meeting.

What vote is required to approve each item to be voted on at the meeting?

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Accordingly, the ten nominees who receive the highest number of properly executed “FOR” votes from the holders of Common Stock, and the one nominee who receives the highest number of properly executed “FOR” votes from the holders of Limited Vote Common Stock, will be elected as directors.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the shares of Common Stock and Limited Vote Common Stock in the aggregate present at the meeting in person or by proxy and entitled to vote on the matter.

In order to approve the Quanta 2007 Stock Incentive Plan, the rules of the New York Stock Exchange (the NYSE) require the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the shares entitled to vote on the proposal.

Under Delaware law, any other matter properly coming before the meeting will be decided by the vote of the holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on that matter, with all classes of stock voting together.

A properly executed proxy marked “ABSTAIN” with respect to any matter is considered entitled to vote and thus, will have the effect of a vote against a matter, except for the election of directors and the proposal to approve the Quanta 2007 Stock Incentive Plan. A properly executed proxy marked as a broker non-vote is not considered entitled to vote and thus, will not be counted as a vote for or against any matter properly coming before the meeting.

What are broker non-votes?

Broker non-votes occur when you hold your shares through a broker, and your broker does not vote your shares on a particular matter because (i) the NYSE does not deem the matter “routine” and (ii) your broker has not received voting instructions from you. On routine matters, such as the election of directors and the ratification of the appointment of our independent registered public accounting firm, your broker can vote your shares without instructions from you. The approval of the Quanta 2007 Stock Incentive Plan is deemed a non-routine matter, and thus, your broker may not vote your shares on the proposal if it has not received voting instructions from you.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on your properly completed proxy card will vote in accordance with the recommendations of the Board. The Board recommends a vote “FOR” each of the proposed directors, “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and “FOR” the approval of the Quanta 2007 Stock Incentive Plan. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

Where can I find the voting results of the meeting?

We plan to announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the three months ending June 30, 2007.

RECENT DEVELOPMENTS

On March 18, 2007, Quanta entered into an Agreement and Plan of Merger with Quanta MS Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Quanta (Merger Sub), and InfraSource Services, Inc., a Delaware corporation (InfraSource) (the Merger Agreement). Pursuant to the Merger Agreement, Merger Sub will merge with and into InfraSource and InfraSource will become a wholly owned subsidiary of Quanta (the Merger). Quanta and InfraSource currently expect the Merger to be completed in the third quarter of 2007, subject to satisfaction of various conditions to closing, including approval of the Merger by the stockholders of Quanta and InfraSource. The directors and executive officers of Quanta will continue as the directors and executive officers of Quanta after the Merger. In accordance with the Merger Agreement, it is also expected that after the Merger, the Quanta Board will appoint three new directors, all of whom are InfraSource directors.

This Proxy Statement is for our annual meeting and does not contain information regarding the proposed Merger and does not ask you to consider the Merger Agreement or the transactions contemplated by the Merger Agreement. Quanta will hold a separate, special meeting of stockholders to consider and approve the issuance of Quanta Common Stock in connection with the proposed Merger. Quanta will send a separate package of proxy solicitation materials to you for the special meeting in connection with the Merger.

* * * * *

The information presented above and elsewhere in this Proxy Statement relating to the proposed Merger may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon Quanta’s current beliefs and expectations and are subject to significant risks and uncertainties.

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed Merger between Quanta and InfraSource because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings of Quanta and InfraSource, at the SEC’s Internet site (http://www.sec.gov). Free copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated therein by reference may be obtained by submitting a written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 30, 2007, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock or Limited Vote Common Stock.

		Amount
		of Shares
Name and Address		Beneficially		Percent
of Beneficial Owner	Title of Class	Owned		of Class

FMR Corp.	Common Stock	17,697,210	(1)	14.91%
82 Devonshire Street Boston, Massachusetts 02109
Columbia Wanger Asset Management, L.P.	Common Stock	6,799,000	(2)	5.73%
227 West Monroe Street, Suite 3000 Chicago, Illinois 60606
Jeffrey L. Gendell	Common Stock	6,702,900	(3)	5.65%
55 Railroad Avenue, 3rd Floor Greenwich, Connecticut 06830
U.S. Trust Corporation	Common Stock	6,161,312	(4)	5.19%
114 West 47th Street, 25th Floor New York, New York 10036
Friess Associates LLC	Common Stock	5,968,000	(5)	5.03%
115 E. Snow King Jackson, Wyoming 83001
Vincent D. Foster	Limited Vote Common Stock	191,698		24.57%
1300 Post Oak Blvd., Suite 800 Houston, Texas 77056
William G. Parkhouse	Limited Vote Common Stock	165,632	(6)	21.23%
203 Canyon Rim Drive Austin, Texas 78746
James C. Thomas	Limited Vote Common Stock	100,000		12.82%
4040 San Felipe, Suite 155 Houston, Texas 77027
James H. & Constance Haddox	Limited Vote Common Stock	70,000		8.97%
9141 Briar Forest Houston, Texas 77024
Steven P. Colmar	Limited Vote Common Stock	59,904		7.68%
Colmar Industries 603 W. 13th, Suite 1A-247 Austin, Texas 78701
Parkhouse Family Irrevocable Trust	Limited Vote Common Stock	46,392		5.95%
c/o Alice Parkhouse 203 Canyon Rim Drive
Austin, Texas 78746
Sydney L. Thomas	Limited Vote Common Stock	43,758		5.61%
c/o Howard Grace W.M. Grace Development Co. 7575 North 16th Street, Suite 1 Phoenix, Arizona 85020

(1)	Based on Amendment No. 2 to Schedule 13G filed on February 14, 2007 by FMR Corp., Edward C. Johnson 3d and Fidelity Management & Research Company (Fidelity). FMR Corp. reported that (a) it has sole dispositive power over all such shares; (b) it has sole voting power over 2,878,081 of such shares; (c) Fidelity, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 16,983,313 of such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the Funds); (d) the family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp., may be deemed to form a controlling group with respect to FMR Corp.; (e) each of Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds has sole power to dispose of 16,983,313 of such shares owned by the Funds and (f) neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(2)	Based on Amendment No. 1 to Schedule 13G filed on January 10, 2007 by Columbia Wanger Asset Management, L.P., which has sole voting and dispositive power over all such shares.

(3)	Based on Amendment No. 2 to Schedule 13G filed on February 14, 2007 by Jeffrey L. Gendell, Tontine Management, L.L.C.tm, Tontine Partners, L.P. (TP), Tontine Capital Management, L.L.C. (TCM), Tontine Capital Partners, L.P. (TCP) and Tontine Overseas Associates, L.L.C. (TOA), which together have shared voting and dispositive power over all such shares. TCP and TCM have shared power to vote and to dispose of 4,157,131 of such shares. TP and TM have shared power to vote and to dispose of 1,274,024 of such shares. TOA has shared power to vote and to dispose of 1,271,745 of such shares. Jeffrey L. Gendell has shared power to vote and to dispose of 6,702,900 of such shares. TM, the general partner of TP, has the power to direct the affairs of TP, including decisions respecting the disposition of the proceeds from the sale of such shares. TCM, the general partner of TCP, has the power to direct the affairs of TCP, including decisions respecting the disposition of the proceeds from the sale of such shares. Mr. Gendell is the managing member of TM, TCM and TOA, and in that capacity directs their operations. Each of the clients of TOA has the power to direct the receipt of dividends from or the proceeds of sale of such shares.

(4)	Based on Amendment No. 1 to Schedule 13G filed on February 14, 2007 by U.S. Trust Corporation (UST) and United States Trust Company, N.A., a wholly owned direct subsidiary of UST (USTC). UST has sole voting power over 3,417,003 of such shares and sole dispositive power over 5,104,476 of such shares. UST and USTC have shared voting power over 52,980 of such shares and shared dispositive power over 1,036,616 of such shares.

(5)	Based on Schedule 13G filed on February 15, 2007 by Friess Associates LLC, which has sole voting and dispositive power over all such shares.

(6)	Does not include 46,392 shares of Limited Vote Common Stock held in trust for members of Mr. Parkhouse’s family, of which he disclaims beneficial ownership.

Security Ownership of Management

The following table sets forth, as of March 30, 2007, the number of shares of Common Stock and Limited Vote Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our named executive officers listed in the Summary Compensation Table (the NEOs) and (iii) all of our directors and executive officers as a group.

	Shares of Limited
	Vote Common Stock			Shares of Common Stock
	Beneficially Owned			Beneficially Owned
Name	Number		Percent of Class	Number		Percent of Class

John R. Colson	—		—	1,776,352	(1)	1.50%
John R. Wilson	—		—	743,070		*
James H. Haddox	70,000	(2)	8.97%	280,022	(3)	*
Vincent D. Foster	191,698		24.57%	171,048	(4)	*
Gary A. Tucci	—		—	146,491	(5)	*
Kenneth W. Trawick	—		—	122,966		*
Derrick A. Jensen	37,500		4.81%	122,673	(6)	*
James R. Ball	29,625		3.80%	75,652	(7)	*
Louis C. Golm	—		—	63,005	(8)	*
Bernard Fried	—		—	35,578		*
Bruce Ranck	—		—	26,966		*
Worthing F. Jackman	—		—	16,966		*
Pat Wood, III	—		—	7,812		*
Ralph R. DiSibio	—		—	7,412		*
All directors and executive officers as a group (20 persons)	328,823		42.15%	3,707,519	(9)	3.12%

*	Percentage of shares does not exceed 1%.

(1)	Includes 13,500 shares over which Messrs. Colson and Foster share voting and dispositive power.

(2)	The 70,000 shares of Limited Vote Common Stock are held by James and Constance Haddox as joint tenants.

(3)	Includes 93,750 shares of Common Stock held by Mr. Haddox that may be acquired within 60 days of March 30, 2007, through the exercise of stock options.

(4)	Includes 31,500 shares of Common Stock held by Mr. Foster that may be acquired within 60 days of March 30, 2007, through the exercise of stock options and 13,500 shares of Common Stock over which Messrs. Colson and Foster share voting and dispositive power.

(5)	Includes 75,000 shares of Common Stock held by Mr. Tucci that may be acquired within 60 days of March 30, 2007, through the exercise of stock options.

(6)	Includes 46,875 shares of Common Stock held by Mr. Jensen that may be acquired within 60 days of March 30, 2007, through the exercise of stock options.

(7)	Includes 45,000 shares of Common Stock held by Mr. Ball that may be acquired within 60 days of March 30, 2007, through the exercise of stock options.

(8)	Includes 10,000 shares of Common Stock held by Mr. Golm that may be acquired within 60 days of March 30, 2007, through the exercise of stock options.

(9)	Includes 305,125 shares of Common Stock that may be acquired within 60 days of March 30, 2007, through the exercise of stock options.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Board currently consists of eleven directors, whose current terms of office all expire at the 2007 annual meeting. The Board proposes that the following nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The directors standing for election by each class of shares entitled to vote are:

Nominees for Election by the Holders of Common Stock

			Director
Name	Age	Position(s) with Quanta	Since

James R. Ball	64	Director	1998
John R. Colson	59	Chief Executive Officer, Chairman of the Board of Directors	1998
Ralph R. DiSibio	65	Director	2006
Bernard Fried	50	Director	2004
Louis C. Golm	65	Director	2002
Worthing F. Jackman	42	Director	2005
Bruce Ranck	58	Director	2005
Gary A. Tucci	50	Chief Executive Officer of Potelco, Inc., Director	1998
John R. Wilson	57	President — Electric Power and Gas Division, Director	1998
Pat Wood, III	44	Director	2006

Nominee for Election by the Holders of Limited Vote Common Stock

			Director
Name	Age	Position(s) with Quanta	Since

Vincent D. Foster	50	Director	1998

James R. Ball has been a member of the Board since 1998 and is a private investor with J. R. Ball Investments, a private investment firm. Mr. Ball serves as a director of Kraton Polymers LLC. Mr. Ball holds a Master of Science in Management degree.

John R. Colson has been a member of the Board since 1998 and has served as Chairman of the Board since 2002. Mr. Colson has served as our Chief Executive Officer since December 1997. He joined PAR Electrical Contractors, Inc. (PAR), an electrical specialty contractor and now a subsidiary of Quanta, in 1971 and served as its President from 1991 until December 1997. He is currently Vice President at Large of the National Electrical Contractors Association (NECA), a director of the Missouri Valley Chapter of NECA and a regent of the Electrical Contracting Foundation.

Ralph R. DiSibio has been a member of the Board since May 2006. He has been a senior consultant to Washington Group International, Inc., an integrated engineering, construction and management services provider, since April 2004. He served as President of Energy & Environment Business Unit, an engineering, construction and environmental services operating unit of Washington Group International, Inc., from November 2001 until April 2004, and Executive Vice President — Business Development of Washington Group Power, a power generation engineering, design and construction services operating unit of Washington Group International, Inc., from March 2001 until November 2001. Mr. DiSibio holds a Doctor of Education in Administration degree.

Vincent D. Foster has been a member of the Board since 1998. He has served as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor firms), a venture capital firm, since 1997. Mr. Foster is also a director of U.S. Concrete, Inc., Carriage Services, Inc. and Team Industrial Services, Inc. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.

Bernard Fried has been a member of the Board since March 2004. He has served as Chief Executive Officer and President of Siterra Corporation, a software services provider, since May 2005. From November 2003 until May 2005, he served as an independent consultant to the financial and software services industries. Mr. Fried served as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, Principal Vice President and Program Manager of Bechtel Business Services, a shared services operating unit of Bechtel Group, Inc., an international engineering and construction firm, from 2000 until 2001, and Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc., a financing and development subsidiary of Bechtel Group, Inc., from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and an M.B.A. degree.

Louis C. Golm has been a member of the Board since July 2002 and from May 2001 until May 2002. He has been an independent consultant and senior advisor to the telecommunications and information management industries since 1999. Mr. Golm serves as a director of Kirusa Inc. Mr. Golm holds a Master of Science in Management degree and an M.B.A. degree.

Worthing F. Jackman has been a member of the Board since May 2005. He has served as Executive Vice President — Chief Financial Officer of Waste Connections, Inc., an integrated solid waste services company, since September 2004 and served as its Vice President — Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as a Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds an M.B.A. degree.

Bruce Ranck has been a member of the Board since May 2005. He has been a partner with Bayou City Partners, a venture capital firm, since 1999. Mr. Ranck served as Chief Executive Officer of Tartan Textile Services, Inc., a healthcare linen services provider, from August 2003 until April 2006. From 1970 until 1999, he held various positions with Browning-Ferris Industries, Inc., a provider of waste management services, most recently as Chief Executive Officer and President. Mr. Ranck is also a director of Dynamex Inc.

Gary A. Tucci has been a member of the Board since 1998. Mr. Tucci joined Potelco, Inc. (Potelco), a gas, telecommunications and power infrastructure services provider and now a subsidiary of Quanta, in 1975 and has served as Chief Executive Officer of Potelco since November 2002 and served as President of Potelco from 1988 until November 2002. He is governor of the Northwest Line Constructors Chapter of NECA, and he is a member of the Joint NECA/International Brotherhood of Electrical Workers Apprenticeship and Training Committee as well as the National Labor Relations Board.

John R. Wilson has been a member of the Board since 1998. He has served as our President of the Electric Power and Gas Division since January 2003 and served as a Senior Vice President of Quanta from June 2001 until December 2002, as a Regional Vice President of Quanta from April 1999 until June 2001, and as President of PAR from 1997 until December 2002. Mr. Wilson joined PAR in 1977 and served as an Executive Vice President of PAR from 1991 until 1997.

Pat Wood, III has been a member of the Board since May 2006. He has been an independent energy developer since July 2005. He served as chairman of the Federal Energy Regulatory Commission from June 2001 until July 2005 and as chairman of the Public Utility Commission of Texas from February 1995 until June 2001. Mr. Wood serves as a director of SunPower Corporation. Mr. Wood holds a Bachelor of Science in Civil Engineering degree and a J.D. degree.

We recommend a vote FOR the election of each of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Director Meetings

During the year ended December 31, 2006, the Board held six meetings. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they have served as a director. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, nine of our directors attended the annual meeting of stockholders.

Board Structure

As of the date of this Proxy Statement, the Board is composed of eleven directors.

Committees of the Board

The standing committees of the Board are as follows:

Number of
Meetings
Committee	Current Members	During 2006	Duties of the Committee Include:

Audit Committee	James R. Ball* Bernard Fried Worthing F. Jackman	Eleven
• Monitoring the quality and integrity of Quanta’s financial statements
• Appointing and compensating the independent registered public accounting firm
• Considering the independence and assessing the qualifications of the independent registered public accounting firm
• Reviewing the performance of Quanta’s internal audit function and the independent registered public accounting firm

Compensation Committee(1)	Louis C. Golm* James R. Ball Ralph R. DiSibio Bruce Ranck	Six
• Overseeing the administration of Quanta’s incentive compensation plans and the issuance of restricted stock under the Quanta Services, Inc. 2001 Stock Incentive Plan (as amended from time to time) and the proposed Quanta 2007 Stock Incentive Plan
• Reviewing and approving salaries, bonuses, restricted stock awards and other compensation of all executive officers and other management of Quanta and its subsidiaries
• Reviewing and approving executive officer employment agreements

Number of
Meetings
Committee	Current Members	During 2006	Duties of the Committee Include:

Governance and Nominating Committee(2)	Bernard Fried* Louis C. Golm Bruce Ranck Pat Wood, III	Six
• Developing and recommending corporate governance principles applicable to the Board and Quanta
• Establishing qualifications for membership on the Board and its committees
• Making recommendations regarding persons to be nominated for election or re-election to the Board and appointment to its committees
• Evaluating policies regarding the recruitment of directors
• Making recommendations regarding persons to be elected as executive officers by the Board

Acquisitions Committee	John R. Colson Vincent D. Foster* Gary A. Tucci	None	• Reviewing and monitoring the strategic direction of Quanta’s acquisition program • Approving acquisitions of companies within certain financial parameters

Small Acquisitions Committee	John R. Colson* Vincent D. Foster	None	• Approving acquisitions of companies within certain financial parameters

*	Chairman

(1)	Mr. DiSibio began his service on the Compensation Committee on May 24, 2006.

(2)	Mr. Wood began his service on the Governance and Nominating Committee on May 24, 2006.

CORPORATE GOVERNANCE

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standard of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta. In addition, we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056.

Board Independence

The Board has determined that Messrs. Ball, DiSibio, Fried, Golm, Jackman, Ranck and Wood have no material relationship with Quanta (either directly or as a partner, shareholder or officer of an organization that has a relationship with Quanta) and are “independent” within the meaning of the NYSE’s corporate governance listing standards. The Board has made this determination based on its finding that these independent director nominees meet the categorical standards for director independence set forth in our Corporate Governance Guidelines as currently in effect, which are more stringent than the NYSE director independence standards. Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted on our website at www.quantaservices.com under the heading “Corporate Governance.”

Audit Committee

The Board has examined the composition of the Audit Committee in light of Securities and Exchange Commission (SEC) regulations, NYSE rules governing audit committees and our Corporate Governance Guidelines. Based upon this examination, the Board confirmed that each of the members of the Audit Committee is “independent”

within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit Committee operates under a formal charter adopted by the Board that governs its duties and conduct. The Audit Committee Charter was last amended on December 1, 2006, and is attached as Appendix A to this Proxy Statement. It is also posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Audit Committee are described in “Committees of the Board” above. The Board has determined that Messrs. Fried and Jackman are “audit committee financial experts” within the meaning of SEC regulations.

Compensation Committee

The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee operates under a formal charter adopted by the Board that governs its duties and standards of performance. The Compensation Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Compensation Committee are described in “Committees of the Board” above. For additional information on the Compensation Committee, including a description of its processes and procedures for the consideration and determination of NEO compensation, please see “Compensation Discussion and Analysis — Compensation Committee” below.

Governance and Nominating Committee

The Board has determined that each of the members of the Governance and Nominating Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Governance and Nominating Committee operates under a formal charter adopted by the Board that governs its duties and standards of performance. The Governance and Nominating Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Governance and Nominating Committee are described in “Committees of the Board” above.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct is posted on our website at www.quantaservices.com under the heading “Corporate Governance,” and a printed copy may be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors meet in executive session without management following each regularly scheduled Board meeting. In addition, our “independent” directors meet in executive session at least once each year without the directors who are not “independent.” These sessions are presided over by a Presiding Director who is selected on a rotating basis by the participants at each session.

Communications with the Board

Stockholders and other interested parties may communicate with one or more of our directors, including any Presiding Director or our non-management directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. Pursuant to these qualifications, members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. In addition, Board members should have experience at the policy-making level in business, government, education or technology, and in areas that are relevant to our business. Further, they should have demonstrated leadership skills in the organizations with which they are or have been affiliated. Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with the notice provisions and procedures set forth in our bylaws. For a discussion of these requirements, see “Additional Information — Stockholder Proposals and Nomination of Directors for the 2008 Annual Meeting” below. All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees, including screening candidates, conducting reference checks, preparing a biography of each candidate for the Governance and Nominating Committee to review and helping coordinate interviews.

Once the Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines that additional consideration is warranted, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in “Director Qualifications” above.

In addition, the Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to Quanta, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Quanta management. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines. Directors who also are employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. John R. Colson, Chairman of the Board and Chief Executive Officer, and John R. Wilson, President of the Electric Power & Gas Division, are employees of Quanta and thus receive no compensation for their services as directors of Quanta. The compensation received by Messrs. Colson and Wilson as employees of Quanta is set forth in the 2006 Summary Compensation Table on page 25. Gary A. Tucci, Chief Executive Officer of Potelco, a subsidiary of Quanta, also is an employee of Quanta and does not receive any additional compensation for services provided as a director of Quanta.

Pursuant to our director compensation policy, each non-employee director currently receives a fee for attendance at each meeting of the Board or any committee according to the following schedule: $2,000 for attendance at a board meeting in person; $1,000 for attendance at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; $500 for attendance at a committee meeting by telephone; and $500 additional compensation for attendance at a committee meeting by the committee chairman. Effective as of the 2007 annual meeting of the Board, the additional compensation for attendance at a committee meeting by the committee chairman will be eliminated.

Upon initial election to the Board at an annual meeting of stockholders, each such initially elected non-employee director receives an annual cash retainer payment of $30,000 and an annual award of shares of restricted stock having a value of $120,000. Upon initial appointment to the Board other than at an annual meeting of stockholders, for the period from the appointment through the end of the director service year during which the appointment is made, each such initially appointed non-employee director currently receives a pro rata portion of both (i) an annual cash retainer payment of $30,000 and (ii) an annual award of shares of restricted stock having a value of $60,000. Beginning with the 2007 annual meeting of the Board, each such non-employee director who is appointed to the Board other than at an annual meeting of stockholders will receive a pro rata portion of both (i) an annual cash retainer payment of $30,000 and (ii) an annual award of shares of restricted stock having a value of $75,000. At every annual meeting of stockholders at which a non-employee director is re-elected or remains a director, each such re-elected or remaining non-employee director currently receives an annual cash retainer payment of $30,000 and an annual award of shares of restricted stock having a value of $60,000. Beginning with the 2007 annual meeting of the Board, each such re-elected or remaining non-employee director will receive an annual cash retainer payment of $30,000 and an annual award of shares of restricted stock having a value of $75,000.

In addition, at every annual meeting of the Board, the chairman of the Audit Committee currently receives an annual cash retainer payment of $5,000 and the chairman of the Compensation Committee and of the Governance and Nominating Committee receive an annual cash retainer payment of $3,000. Beginning with the 2007 annual meeting of the Board, the chairman of the Audit Committee will receive an annual cash retainer payment of $10,000, the chairman of the Compensation Committee will receive an annual cash retainer payment of $5,000 and the chairman of the Governance and Nominating Committee will receive an annual cash retainer payment of $4,000.

Unless the director’s service is interrupted, shares of restricted stock awarded to non-employee directors vest over three years in three equal annual installments. Any unvested shares of restricted stock will vest in full if the non-employee director is not nominated for or elected to a new term or resigns at our convenience. If the non-employee director voluntarily resigns or is asked to resign, or is removed for cause prior to vesting, all unvested shares of restricted stock will be forfeited. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Currently, eight non-employee director nominees are standing for election at this meeting.

The following table sets forth the compensation for each non-employee director during the 2006 fiscal year.

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in		Option	Incentive Plan	Compensation	All Other
	Cash	Stock	Awards	Compensation	Earnings	Compensation	Total
Name	($)	Awards ($)(1)	($)(2)	($)	($)	($)	($)

James R. Ball	60,000	59,669	—	—	—	—	119,669
Ralph R. DiSibio	40,000	23,011	—	—	—	—	63,011
Vincent D. Foster	39,500	76,977	—	—	—	—	116,477
Bernard Fried	55,500	75,504	—	—	—	—	131,004
Louis C. Golm	58,500	59,669	—	—	—	—	118,169
Worthing F. Jackman	48,000	51,283	—	—	—	—	99,283
Bruce Ranck	49,000	51,283	—	—	—	—	100,283
Pat Wood, III	38,000	23,011	—	—	—	—	61,011

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of awards of restricted stock and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2007. As of December 31, 2006, each non-employee director held the following aggregate number of shares of restricted stock: Mr. Ball: 12,040; Mr. DiSibio: 7,412; Mr. Foster: 12,040; Mr. Fried: 16,541; Mr. Golm: 12,040; Mr. Jackman: 12,546; Mr. Ranck: 12,546; and Mr. Wood: 7,412. The following dollar amounts represent the grant date fair value of each award of restricted stock granted during the fiscal year ended December 31, 2006 in accordance with FAS 123(R) to each non-employee director: Mr. Ball: $60,000; Mr. DiSibio: $120,000; Mr. Foster: $60,000; Mr. Fried: $60,000; Mr. Golm: $60,000; Mr. Jackman: $60,000; Mr. Ranck: $60,000; and Mr. Wood: $120,000.

(2)	As of December 31, 2006, each non-employee director held the following aggregate number of outstanding stock options: Mr. Ball: 45,000; Mr. Foster: 31,500; and Mr. Golm: 10,000.

Compensation Committee Interlocks and Insider Participation

In 2006, James R. Ball, Ralph R. DiSibio, Louis C. Golm and Bruce Ranck served as members of the Compensation Committee. None of these persons served as an employee or officer of Quanta or any of its subsidiaries during 2006 or was formerly an officer of Quanta or any of its subsidiaries. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position(s) with Quanta

John R. Colson	59	Chief Executive Officer, Chairman of the Board of Directors
James H. Haddox	58	Chief Financial Officer
John R. Wilson	57	President — Electric Power and Gas Division, Director
Kenneth W. Trawick	59	President — Telecommunications and Cable Television Division
Joseph A. Avila	56	Executive Vice President — Strategic Operations and Process
Tana L. Pool	47	Vice President and General Counsel
Derrick A. Jensen	36	Vice President, Controller and Chief Accounting Officer
Nicholas M. Grindstaff	44	Treasurer
Benadetto G. Bosco	49	Senior Vice President — Business Development and Outsourcing
James F. O’Neil III	48	Senior Vice President — Operations Integration and Audit
Darren B. Miller	47	Vice President — Information Technology and Administration

For a description of the business background of Messrs. Colson and Wilson, see “Election of Directors” above.

James H. Haddox has served as our Chief Financial Officer since November 1997 and served as our Secretary from December 1997 until March 1999 and as our Treasurer from December 1997 until September 1999. Mr. Haddox is a Certified Public Accountant.

Kenneth W. Trawick has served as our President of the Telecommunications and Cable Television Division since June 2004 and served as President of Trawick Construction Company, Inc. (Trawick Construction), a telecommunications specialty contractor and now a subsidiary of Quanta, from April 2003 until May 2004, and as a Vice President of Quanta from June 2001 until March 2003. Mr. Trawick joined Trawick Construction in 1974 and served as its Executive Vice President from January 2000 until May 2001.

Joseph A. Avila has served as our Executive Vice President of Strategic Operations and Process since October 2006. From 1978 until May 2006, he held various positions with McKinsey & Company, a global management consulting firm, most recently as a Director providing leadership to Energy and Technology Management Practices. Mr. Avila holds an M.B.A. degree.

Tana L. Pool has served as our Vice President and General Counsel since January 2006. Ms. Pool served as Senior Counsel with the law firm of Akin Gump Strauss Hauer & Feld LLP from August 2004 until December 2005 and as Counsel with the law firm of King & Spalding LLP from May 2001 until July 2004. Ms. Pool holds a J.D. degree and is a Certified Public Accountant.

Derrick A. Jensen has served as our Vice President and Controller since December 1997 and as our Chief Accounting Officer since March 1999.

Nicholas M. Grindstaff has served as our Treasurer since October 1999 and served as our Assistant Treasurer from March 1999 until September 1999. Mr. Grindstaff holds a Master of Science in Accounting degree.

Benadetto G. Bosco has served as our Senior Vice President of Business Development and Outsourcing since May 2004 and served as our Senior Vice President of Outsourcing from April 2003 until April 2004 and as our Vice President of Outsourcing from July 2002 until April 2003. From 1997 until joining Quanta, he served as Vice President of Network/National Sales for Exelon Infrastructure Services, Inc., a provider of transmission and distribution infrastructure services to electrical, gas, telecommunications and cable industries. Mr. Bosco holds an M.B.A. degree.

James F. O’Neil III has served as our Senior Vice President of Operations Integration and Audit since December 2002 and served as our Vice President of Operations Integration from August 1999 until December 2002.

Darren B. Miller has served as our Vice President of Information Technology and Administration since October 2003. From 1996 until May 2003, Mr. Miller held various positions with Encompass Services Corporation, a provider of facilities systems and services to the construction, healthcare, commercial realty and technology industries, most recently serving as Senior Vice President and Chief Financial Officer. Encompass Services Corporation filed for Chapter 11 bankruptcy in November 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Compensation Committee

Overview

The Compensation Committee administers the compensation programs for all of our NEOs. As described above under “Information Concerning the Board of Directors — Committees of the Board,” the Board has determined that each member of the Compensation Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee’s primary purposes with respect to NEO compensation are to align our NEOs’ incentives with stockholder value creation, to attract, motivate and retain the best possible executive officer talent, to tie cash and stock incentives to the achievement of measurable corporate, business unit and individual performance goals and to encourage our NEOs to behave like owners of the business. To achieve these purposes, the Compensation Committee has implemented and maintained compensation plans that reward our NEOs for their contributions to Quanta’s short-term and long-term performance and for creating and building stockholder value. Overall, the total potential compensation payouts for our NEOs are intended to create compensation opportunities equivalent to the median compensation levels of our peer companies.

In the first quarter of each fiscal year, the Compensation Committee meets both to determine the amounts, if any, that will be awarded to each NEO under our annual, supplemental and discretionary incentive plans (each of which is described below) for the prior fiscal year as well as to establish compensation targets for each NEO for the upcoming fiscal year. In establishing compensation targets for the NEOs for the upcoming fiscal year, and as further discussed below, the Compensation Committee takes into account the results of the most recent compensation benchmarking study and published compensation survey data for our industry and also solicits input from our Chief Executive Officer and certain other NEOs.

Use of Compensation Benchmarking Studies and Published Compensation Survey Data

A key objective of the Compensation Committee’s compensation setting process is establishing pay standards for our NEOs at median market levels. To achieve this objective, the Compensation Committee utilizes compensation benchmarking studies and published compensation survey data prepared and compiled for the committee by outside consultants. The Compensation Committee utilizes the compensation benchmarking studies and the published compensation survey data not only to establish the overall compensation levels for our NEOs, but also to determine the individual components of compensation and the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation. Typically, the Compensation Committee engages an outside consultant to conduct a compensation benchmarking study for it no less than once every two years for our Chief Executive Officer and Chief Financial Officer and no less than once every three years for our other NEOs. The Compensation Committee uses the results of the compensation benchmarking studies to establish market competitive compensation targets (in the aggregate as well as for each component of our compensation plans, including base salary) for our NEOs. In addition to utilizing compensation benchmarking studies as a source of competitive data, the Compensation Committee utilizes certain published compensation survey data. In the years that the Compensation Committee does not commission a compensation benchmarking study, it establishes compensation targets for our NEOs by utilizing the prior year’s compensation amounts, generally revising base salaries pursuant to an inflation rate adjustment.

The Compensation Committee believes that it is appropriate to establish compensation levels based on compensation benchmarking studies of our peer and competitor companies and the published compensation survey data for our industry because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. The Compensation Committee Charter grants to the Compensation Committee the authority to hire and fire its advisors and compensation consultants and to approve their compensation. These advisors report directly to the Compensation Committee.

In 2006, the Compensation Committee retained Ernst & Young LLP (E&Y) to develop a compensation benchmarking study for our NEOs that would provide market data for base salary, annual incentive compensation, total cash compensation, long-term incentive compensation and total direct compensation (cash compensation plus long-term incentive compensation) for each NEO position. The Compensation Committee instructed E&Y to report directly to it but authorized E&Y to communicate with Darren B. Miller, our Vice President of Information Technology and Administration, to obtain information. E&Y, with input from our management, assembled a broad group of companies for the purpose of obtaining competitive data and, with Compensation Committee approval, selected the following twelve companies for inclusion in the compensation benchmarking study either because they are our direct competitors or because they provide similar services and are of a similar size or market capitalization:

•	Chicago Bridge & Iron Company N.V.

•	Comfort Systems USA, Inc.

•	Dycom Industries, Inc.

•	Emcor Group, Inc.

•	Fluor Corporation

•	InfraSource Services, Inc.

•	Jacobs Engineering Group Inc.

•	MasTec, Inc.

•	Pike Electric Corporation

•	The Shaw Group Inc.

•	URS Corporation

•	Washington Group International, Inc.

E&Y’s 2006 compensation benchmarking study (the E&Y Compensation Benchmarking Study) provided the Compensation Committee with information regarding compensation programs of, and the average and median compensation levels among, companies in the peer group. E&Y also utilized several sources of published compensation survey data by matching, with management’s input, our NEOs’ titles and job descriptions with those in the surveys to provide us with additional competitive compensation information. With respect to Messrs. Colson, Haddox, Trawick and Wilson, the Compensation Committee utilized the E&Y Compensation Benchmarking Study and the published compensation survey data and, with respect to Mr. Jensen, the Compensation Committee utilized the published compensation survey data, to establish compensation targets for the 2006 performance year. The Compensation Committee expects that it will be necessary, as a result of mergers, acquisitions and other changes, to update periodically the companies in our future compensation benchmarking studies using the criteria outlined above.

The Compensation Committee engaged E&Y for the E&Y Compensation Benchmarking Study independently and without input from our management for the purpose of providing competitive data and advice regarding compensation programs. E&Y did not provide, and was not asked by the Compensation Committee to provide, recommendations as to specific compensation payments to our NEOs. The Compensation Committee had the authority to terminate E&Y’s engagement and to engage another consultant at its discretion. Our Governance and Nominating Committee separately also engaged E&Y to develop a director compensation benchmarking study that would provide it with market data for each element of board compensation, including cash retainers, meeting fees, committee fees and equity compensation.

Management has engaged E&Y from time to time in the past to provide compensation benchmarking services to it with respect to non-executive officer positions in order to leverage E&Y’s knowledge of Quanta’s dynamics and E&Y’s previously performed data gathering work for the Compensation and Governance and Nominating Committees.

Management’s Role in the Compensation-Setting Process

Management plays an important role in the compensation setting process of our NEOs. The most significant aspects of our management’s role are recommending compensation plans, financial performance goals and strategic goals relating to each NEO, evaluating NEO performance and recommending base salary levels and cash bonus and equity awards (other than with respect to Mr. Colson). At the same time, it should be noted that, while our management makes recommendations as to the goals and awards for NEO compensation (other than with respect to Mr. Colson), the Compensation Committee has final authority and complete discretion in ultimately setting NEO compensation goals and awards.

In the first quarter of each fiscal year, our Chief Executive Officer and certain of our other NEOs meet with the Compensation Committee to propose financial performance goals for the upcoming fiscal year. The Compensation Committee reviews these goals and adjusts them as it deems appropriate. Each of our NEOs also proposes individual strategic goals for the upcoming fiscal year to our Chief Executive Officer (except for Mr. Jensen, who proposes his individual strategic goals to, and has them approved by, our Chief Financial Officer). Our Chief Executive Officer reviews the submitted strategic goals and, together with his own individual strategic goals, submits them to the Compensation Committee for its consideration. Once the Compensation Committee is satisfied with the strategic goals submitted and any of its modifications, it approves them and, along with the financial performance goals, utilizes them to determine payouts under our executive compensation plans. In addition, our Chief Executive Officer selects, with the approval of the Compensation Committee, the participants in our annual, supplemental and discretionary incentive plans for each fiscal year.

At the request of the Compensation Committee, our Chief Executive Officer and certain other NEOs also participate in the Compensation Committee meeting held in the first quarter of each year to review Quanta’s and each NEO’s performance for the purposes of making NEO compensation awards. Our Chief Executive Officer presents to the Compensation Committee his evaluation of the performance of the other NEOs (except for Mr. Jensen, whose performance is evaluated by our Chief Financial Officer), including in relation to each of their prior year’s strategic goals, and his compensation recommendations as to them. The Compensation Committee considers these evaluations and recommendations in determining salaries for the upcoming fiscal year and the amounts to be paid pursuant to the annual, supplemental and discretionary incentive plans. Our management also prepares information for some of the Compensation Committee meetings, including detailed spreadsheets indicating, among other things, the prior year’s financial performance and individual strategic goals and the Chief Executive Officer’s recommendations as to the prior year’s compensation payouts (other than as to himself) under our incentive plans. All of our NEOs, other than our Chief Executive Officer, leave the Compensation Committee meetings at the time their performance, goals and awards are discussed. Our Chief Executive Officer leaves the Compensation Committee meetings and the Compensation Committee meets in executive session when his performance, goals and awards are discussed.

2006 Compensation Committee Meetings

The Compensation Committee met a total of six times during the fiscal year ended December 31, 2006. The significant actions taken by the Compensation Committee with respect to executive compensation matters in 2006 include: (i) approving the payouts under our incentive plans relating to the 2005 performance year and approving the financial performance and individual strategic goals for the 2006 performance year, all as discussed below, and (ii) retaining E&Y to conduct and discuss the E&Y Compensation Benchmarking Study discussed above.

Objectives of our Compensation Programs

The Compensation Committee has designed compensation plans (1) that reward our NEOs for their contributions to Quanta’s short-term and long-term performance and for creating and building stockholder value and (2) that are competitive with programs offered by companies with which Quanta competes for executive officer talent. In addition, the Compensation Committee has established and approved, and continues to establish and approve, financial performance goals for Quanta and individual strategic goals for our NEOs, respectively, that cannot be easily achieved without sustained focus and effort, thereby challenging management to excel in the performance of their duties.

The Compensation Committee believes that the pay of our NEOs should be directly linked to performance, thus our compensation programs are designed to reward strong performance by both Quanta and the individual NEOs. The Compensation Committee believes that the two financial performance goals critical in measuring our success and stockholder value creation are operating income and return on equity (ROE) (as both terms are defined in the annual incentive plan and supplemental incentive plan, respectively). Consequently, the Compensation Committee ties a substantial portion of the compensation provided to our NEOs to their contributions in achieving success with respect to these two financial performance goals. Operating income is the primary driver of net income, which is a key element impacting our stock price. In comparison to net income, operating income is a more direct measure of the effectiveness of our business operations. ROE measures our effectiveness in generating financial return relative to the level of equity our stockholders have invested in us. When determining the operating income and ROE financial performance goals, and as further discussed below, the Compensation Committee uses a multiplier to incorporate a “stretch” factor that it believes will motivate our NEOs to drive our performance. As discussed above, certain of our NEOs, led by our Chief Executive Officer, meet with the Compensation Committee to propose goals with respect to operating income and ROE. After reviewing and making any adjustments to these goals that the Compensation Committee deems appropriate, it approves them for the upcoming fiscal year.

In addition to rewarding our NEOs for the achievement of financial performance goals, the Compensation Committee rewards them for their achievement of certain strategic goals that it believes to be critical to stockholder value creation. These goals are established for each NEO with the approval of the Compensation Committee (except in the case of Mr. Jensen, for whom such goals are approved by our Chief Financial Officer).

Although the Compensation Committee makes many decisions in the first quarter of the fiscal year, the Compensation Committee remains engaged throughout the year in evaluating our performance and that of our NEOs and making adjustments to eligible participants and financial performance and individual strategic goals as it deems appropriate. The Compensation Committee measures the effectiveness of our compensation programs based on their success in creating incentives for our NEOs to meet and exceed the financial performance and strategic goals that the Compensation Committee believes are strongly linked to stockholder value creation and to our ability to attract and retain executive officers who will provide exceptional levels of service.

The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors and thus, makes changes to the level of our executive officer compensation from time to time. Adjustments to both overall compensation and the individual components of compensation are based on various factors, including the results of compensation benchmarking studies, published compensation survey data, economic conditions and the effects of inflation, changes in our business operations and changes in the compensation practices of our competitors. The Compensation Committee also takes into account the executive officer’s individual performance when making compensation adjustments.

Under our incentive plans, the Compensation Committee also rewards our NEOs with restricted stock, which generally vests over three years in equal annual installments, because it believes that such awards encourage the alignment of the NEOs’ interests with those of our stockholders. Moreover, the vesting period of the restricted stock encourages an ownership culture, executive officer retention and the preservation of stockholder value. All grants of restricted stock in 2006 were made pursuant to the Quanta Services, Inc. 2001 Stock Incentive Plan (as amended and restated, the Quanta 2001 Stock Incentive Plan or the 2001 Plan).

Elements of Executive Compensation

The key components of our current compensation program for our NEOs are base salary, awards under our annual, supplemental and discretionary incentive plans and other compensation consisting primarily of matching 401(k) contributions. Each component of our compensation program has a critical role in creating compensation payouts that motivate and reward strong performance and retaining the NEOs who deliver such performance.

Base Salary

Base salary is a critical element of our NEO compensation because it provides NEOs with a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs, including our Chief Executive Officer, are determined annually by the Compensation Committee, taking into account such factors as competitive industry salaries (especially the salary practices at companies in our peer group), a subjective assessment of the nature of the position, contribution, experience and level of responsibility of the NEO and such NEO’s length of service. While base salaries provide a basic level of economic security for our NEOs, the Compensation Committee uses the compensation benchmarking studies and published compensation survey data to establish our performance-based compensation such that a significant portion (generally the majority) of a NEO’s total compensation opportunity is pursuant to the incentive compensation plans described below.

Annual Incentive Plan

Our annual incentive plan is designed to provide Quanta’s NEOs with performance awards payable annually in cash in recognition of achieving certain financial performance goals (as discussed below) that the Compensation Committee believes are strongly linked to stockholder value creation. An important factor in our decision to pay our annual incentive in cash rather than in equity is so that our compensation program remains competitive with those of our direct competitors, who are predominantly private companies generally paying all compensation in cash. Our annual incentive plan rewards performance measured against financial performance goals approved by the Compensation Committee and encourages our NEOs to increase stockholder value by focusing on growth in revenue and earnings.

In recent years, including for the 2006 performance year, each NEO’s award pursuant to the plan has been determined based on the achievement by Quanta of a certain operating income goal. Taking into account competitive market data, and consistent with our compensation objective of linking NEO compensation with performance, the Compensation Committee establishes the operating income financial performance goal by applying a multiplier (which in 2006 was 110%) to the budgeted amount approved by the Board so that our NEOs will be challenged to excel in the performance of their duties. For purposes of the annual incentive plan, operating income is defined as operating income less interest expense, net of interest income.

The payout for each NEO under the annual incentive plan is dependent on the percent of such NEO’s salary that is determined to be subject to the plan (the AIP Target Incentive). The Compensation Committee, after taking into account the E&Y Compensation Benchmarking Study, established the AIP Target Incentive for the NEOs for the 2006 performance year as 100% of their respective base salaries. To receive the threshold payout under the plan, established at 25% of the AIP Target Incentive (or 25% of base salary), Quanta would have to achieve 75% of the operating income goal for the 2006 performance year. Achievement by Quanta of 100% and 200% or greater of the operating income goal would result in a target and maximum payout of 100% and 200%, respectively, of the AIP Target Incentive. The plan also provides for a range of payouts for the achievement by Quanta of the operating income goal at other percentages between 75% and 200%.

Supplemental Incentive Plan

Our supplemental incentive plan provides additional awards to Quanta’s NEOs based upon Quanta’s performance against a specified financial performance goal and the NEOs’ individual performance against specified strategic goals. In recent years, including for the 2006 performance year, there have been two components to the supplemental incentive plan. The first component, which accounts for 50% of the total supplemental incentive plan payout, has been based on Quanta’s achievement of a ROE financial performance goal (the ROE Component), while the second component, which accounts for the remaining 50% of the payout and is discretionary, has been based on a NEO’s achievement of certain approved individual strategic goals (the Strategic Goal Component). The Compensation Committee believes that the discretionary payout of the Strategic Goal Component assists the Compensation Committee in linking executive pay with individual performance and rewarding strong individual performance apart from considerations of whether Quanta has met its financial performance goals for a stated fiscal year.

The payouts under both components of the supplemental incentive plan are dependent on a fixed dollar amount that the Compensation Committee, based on compensation benchmarking studies, determines to be subject to the plan (the SIP Target Incentive). For 2006, the Compensation Committee utilized the E&Y Compensation Benchmarking Study to establish the SIP Target Incentive. A portion of the SIP Target Incentive is allocated to each component of the plan based on the percentage of the total plan payout that is attributable to such component. Accordingly, for the 2006 performance year, 50% of the SIP Target Incentive was subject to the ROE Component and 50% was subject to the Strategic Goal Component.

For purposes of the ROE Component, the ROE financial performance goal is broadly defined as the quotient of the budgeted amount of net income, as approved by our Board and as adjusted by a multiplier, over stockholder’s equity, as adjusted for certain items. The multiplier (which in 2006 was 110% and was applied to the budgeted amount approved by the Board) is used to challenge our NEOs in the performance of their duties. To receive the threshold payout, established at 25% of the SIP Target Incentive allocated to the ROE Component, Quanta would have to achieve 75% of the ROE goal for the 2006 performance year. Achievement by Quanta of 100% and 200% or greater of the ROE goal would result in a target and maximum payout of 100% and 200%, respectively, of the SIP Target Incentive allocated to the ROE Component. The plan also provides for a range of payouts for the achievement by Quanta of the ROE goal at other percentages between 75% and 200%.

The Strategic Goal Component of the supplemental incentive plan is based on achieving certain individual strategic goals that are approved annually by the Compensation Committee for each NEO (except in the case of Mr. Jensen, for whom such goals are approved by our Chief Financial Officer). The strategic goals generally relate to both quantitative and qualitative measures of performance that the Compensation Committee believes create stockholder value. A general description of the strategic goals for 2006 utilized by the Compensation Committee to evaluate the individual performances of our NEOs is set forth under “Executive Compensation Decisions for the 2006 Performance Year.” In determining payouts under this portion of our supplemental incentive plan, the Compensation Committee also considers each NEO’s demonstration of ethical behavior and compliance with our Code of Ethics and Business Conduct.

Awards under the supplemental incentive plan can be paid in cash, restricted stock or a combination thereof at the Compensation Committee’s discretion. In recent years, including the 2006 performance year, all awards have been paid in restricted stock to provide a concrete link between our NEOs’ compensation and the creation of stockholder value and to encourage executive officer retention. In order to adjust the restricted stock awards to their cash equivalent, the Compensation Committee applies a multiplier to the established SIP Target Incentive. This multiplier ensures that the value of the restricted stock awards incorporate the risk and liquidity premiums that a cash award has relative to a restricted stock award of the same dollar value. For the 2006 performance year, the Compensation Committee established the multiplier at 115% of the SIP Target Incentive.

Discretionary Incentive Plan

Awards under the discretionary incentive plan are made at the discretion of our Chief Executive Officer, with the approval of the Compensation Committee, and are payable in cash, restricted stock or a combination thereof. These rewards provide the Chief Executive Officer with the flexibility to correct any unfair outcomes inherent in any formalized plans. No awards were made under this plan to our NEOs for the 2006 performance year.

Other Compensation

In addition to their base salaries and awards under the incentive plans described above, our NEOs receive matching contributions from Quanta to their 401(k) accounts. Quanta matches 100% of a NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of a NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary.

Exercise of Discretion in Executive Compensation Decisions

The Compensation Committee has complete discretion to withhold payment pursuant to any of our incentive compensation plans irrespective of whether we or our NEOs have successfully met the goals set under these plans. Likewise, the Compensation Committee has the authority to grant payment under any of the plans despite the non-attainment by us or our NEOs of the pre-established goals. For 2006, the Compensation Committee did not exercise such discretion in the payment of awards to our NEOs.

Grants of Equity Awards Practices

As described above, the Compensation Committee meets in the first quarter of each fiscal year to discuss our prior year’s financial performance, evaluate the performance of our NEOs, determine incentive compensation awards for the prior fiscal year and establish base salaries and financial performance and strategic goals for the upcoming fiscal year. This Compensation Committee meeting occurs after our earnings release for the fourth quarter of the prior fiscal year to allow the Compensation Committee to have complete financial results for the prior fiscal year at the time that it evaluates our performance and that of our NEOs. Our Compensation Committee may, in its discretion, also grant restricted stock awards in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position. Our practice with respect to restricted stock awards is to use the closing market price on the date of grant to determine the value of the award. It is not the intention of the Compensation Committee to time the granting of awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

Executive Compensation Decisions for the 2006 Performance Year

In March 2007, the Compensation Committee evaluated the compensation of our NEOs relative to the E&Y Compensation Benchmarking Study, the published compensation survey data and Quanta’s 2006 financial performance. The Compensation Committee also reviewed the individual performance of each of our NEOs relative to the strategic goals that the Compensation Committee approved for them in March 2006 (except in the case of Mr. Jensen, for whom such goals and performance were reviewed by our Chief Financial Officer).

Compensation of Chief Executive Officer

Based on the results of the E&Y Compensation Benchmarking Study and the published compensation survey data, the Compensation Committee approved an increase in Mr. Colson’s annual base salary to $695,000. After an evaluation of the achievement during the 2006 performance year of Quanta’s financial performance goals and of Mr. Colson’s individual strategic goals of (i) managing debt maturities and optimizing cost of capital, (ii) attaining a specified consolidated net income margin goal and (iii) documenting Quanta’s executive development plan, the Compensation Committee awarded Mr. Colson a cash incentive of $851,760 under the annual incentive plan and $1,600,798 worth of restricted stock under the supplemental incentive plan.

Compensation of Other Named Executive Officers

Based on the results of the E&Y Compensation Benchmarking Study and the published compensation survey data, the Compensation Committee approved an increase in base salary for our other NEOs. The new base salaries are as follows: Mr. Haddox, $375,000; Mr. Trawick, $365,000; Mr. Wilson, $375,000 and Mr. Jensen, $244,139. After an evaluation of Quanta’s achievement of the operating income financial performance goal during the 2006 performance year, the Compensation Committee awarded the following cash incentives under the annual incentive plan: Mr. Haddox — $459,545; Mr. Trawick — $446,160; Mr. Wilson — $459,545 and Mr. Jensen — $305,174. Additionally, the Compensation Committee awarded the following amount of restricted stock under the supplemental incentive plan for Quanta’s achievement of the ROE financial performance goal and the achievement by each other NEO of the individual strategic goals specified: Mr. Haddox — $667,000 (strategic goals achieved: managing debt maturities and optimizing cost of capital, improving Quanta’s credit rating and successfully complying with Section 404 of the Sarbanes-Oxley Act of 2002 (SOX)); Mr. Trawick — $400,200 (strategic goals achieved: attaining specified financial goals, improving safety performance and successfully complying with Section 404 of SOX); Mr. Wilson — $400,200 (strategic goals achieved: attaining specified financial goals, completing a strategic review of assets and successfully complying with Section 404 of SOX) and Mr. Jensen — $200,100 (strategic goals achieved: successfully enhancing Quanta’s financial reporting system, timely complying with applicable SEC reporting obligations and successfully complying with Section 404 of SOX).

Stock Ownership Guidelines

We expect all of our directors and executive officers to display confidence in us by ownership, after five years of service, of a significant amount of our stock. Our Governance and Nominating Committee has established minimum stock ownership guidelines, for which the amounts are calculated as follows:

•	for directors, the director’s annual cash retainer (excluding the annual cash retainer paid to the chairman of each committee of the Board) is multiplied by 4 times; and

•	for our executive officers, including our NEOs, the executive officer’s base salary is multiplied by the appropriate multiple:

•	Chief Executive Officer — 5x

•	Chief Financial Officer — 4x

•	Operating Division President — 3x

•	Other Executive Officer — 1x.

The amount of each of the above is then divided by the average closing price of our Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares required to be held by each director or executive officer. Under the stock ownership guidelines, the amount of unvested restricted stock held by a director or executive officer is included in the calculation of the amount of such director’s or executive officer’s ownership. The number of shares to be held by any individual will only change, with respect to directors, annually as of our annual Board meeting and, with respect to an executive officer, if the individual is promoted to a higher position.

At December 31, 2006, all of our directors and NEOs were in compliance with our stock ownership guidelines.

2007 Changes to Compensation Plans

The design of our 2007 performance year compensation programs and the compensation targets approved for our executive officers are substantially the same as under our 2006 performance year compensation programs.

Impact of Regulatory Requirements on our Executive Compensation Decisions

Under Section 162(m) of the Internal Revenue Code (the Code), we may not take a tax deduction for compensation to certain NEOs in excess of $1 million per year, unless such compensation is “performance-based compensation” or qualifies under certain other exceptions. Beginning on January 1, 2006, Quanta began accounting for stock-based awards in accordance with the requirements of FAS 123(R). Our Compensation Committee considers the accounting and tax implications of its compensation decisions as one factor among many in achieving its executive compensation objectives.

Conclusion

The Compensation Committee designs and administers our compensation program in a manner that emphasizes the retention of key executive officers and rewards them appropriately for positive results. The Compensation Committee monitors the program in recognition of the dynamic marketplace in which we compete for talent and will continue to emphasize pay-for-performance and equity-based incentive plans that reward our NEOs for results consistent with the interests of our stockholders.

2006 Summary Compensation Table

Shares of restricted stock, the dollar value of which is listed under the column “Stock Awards” below, vest over three years in three equal annual installments commencing on the applicable date for the quarter in which the award is made, assuming the NEO continues to meet the requirements for vesting. Dividends are paid on restricted stock as and when dividends are paid on Common Stock.

Based on the base salary of the NEOs earned during 2006, the compensation cost of equity awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 and the dollar value of non-equity incentive plan compensation awarded to the NEOs for the 2006 performance year, “Salary,” “Stock Awards” and “Non-Equity Incentive Plan Compensation” accounted for approximately 32%, 26% and 41%, respectively, of the “Total” compensation of the NEOs.

The following table sets forth the compensation paid or accrued by Quanta in the last fiscal year to our NEOs:

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)(2)	($)	($)(3)	($)

John R. Colson	2006	648,900	—	695,990	—	851,760	—	9,900	2,206,550
Chief Executive Officer
James H. Haddox	2006	350,097	—	316,431	—	459,545	—	9,900	1,135,973
Chief Financial Officer
Kenneth W. Trawick	2006	339,900	—	266,590	—	446,160	—	9,900	1,062,550
President — Telecommunications and Cable Television Division
John R. Wilson	2006	350,097	—	196,967	—	459,545	—	9,900	1,016,509
President — Electric Power and Gas Division
Derrick A. Jensen	2006	232,492	—	118,225	—	305,174	—	9,900	665,791
Vice President, Controller and Chief Accounting Officer

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) of restricted stock awards and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2007.

(2)	Represents the dollar value of the cash incentives earned under our 2006 Annual Incentive Plan. For further details regarding the 2006 Annual Incentive Plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Plan” above. The cash incentives were approved by the Compensation Committee at a meeting held on March 2, 2007 and paid out shortly thereafter.

(3)	Represents our matching contributions to the NEO’s 401(k) account.

2006 Grants of Plan Based Awards Table

The following table sets forth each grant of an award made to each of the NEOs in 2006 under non-equity and equity incentive plans.

									All	All		Grant
									Other	Other		Date
									Stock	Option		Fair
									Awards:	Awards:	Base	Value of
			Estimated Possible Payouts			Estimated Possible Payments			Number	Number of	Price of	Stock
			Under Non-Equity			Under Equity Incentive			of Shares	Securities	Stock	and
			Incentive Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Awards	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	on Grant	Awards
Name	Date	Date	($)	($)	($)	($)	($)	($)	($)	($)	Date($)	($)

John R. Colson	03/10/06	03/02/06	157,500	630,000	1,260,000	150,000	1,200,000	2,400,000	—	—	13.71	1,656,744
James H. Haddox	03/10/06	03/02/06	84,975	339,900	679,800	62,500	500,000	1,000,000	—	—	13.71	690,312
Kenneth W. Trawick	03/10/06	03/02/06	82,500	330,000	660,000	37,500	300,000	600,000	—	—	13.71	414,193
John R. Wilson	03/10/06	03/02/06	84,975	339,900	679,800	37,500	300,000	600,000	—	—	13.71	414,193
Derrick A. Jensen	03/10/06	03/02/06	56,430	225,720	451,440	18,750	150,000	300,000	—	—	13.71	207,090

(1)	Includes possible payout amounts under our 2006 Annual Incentive Plan. For further details regarding the 2006 Annual Incentive Plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Plan” above.

(2)	Includes possible payout amounts under our 2006 Supplemental Incentive Plan. For further details regarding the 2006 Supplemental Incentive Plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Supplemental Incentive Plan” above.

Outstanding Equity Awards at 2006 Fiscal Year End

The following table sets forth for each NEO, unexercised options, unvested stock and equity incentive plan awards outstanding as of the end of the 2006 fiscal year.

	Option Awards					Stock Awards
Equity
Incentive
									Equity	Plan
									Incentive	Awards:
			Equity						Plan	Market or
			Incentive					Market	Awards:	Payout
			Plan					Value	Number of	Value of
			Awards:					of Shares	Unearned	Unearned
	Number of	Number of	Number			Number		or Units	Shares,	Shares,
	Securities	Securities	of Securities			of Shares		of Stock	Units or	Units or
	Underlying	Underlying	Underlying			or Units		That	Other	Other
	Unexercised	Unexercised	Unexercised	Option		of Stock		Have	Rights	Rights
	Options	Options	Unearned	Exercise	Option	That Have		Not	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested		Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	($)

John R. Colson	—	—	—	—	—	159,321	(1)	3,133,844	—	—
James H. Haddox	93,750	—	—	6.00	02/10/08	70,714	(2)	1,390,944	—	—
Kenneth W. Trawick	—	—	—	—	—	56,322	(3)	1,107,854	—	—
John R. Wilson	—	—	—	—	—	43,787	(4)	861,290	—	—
Derrick A. Jensen	46,875	—	—	6.00	02/10/08	25,976	(5)	510,948	—	—

(1)	Includes (i) 65,135 shares of restricted stock that vested on February 28, 2007; (ii) 53,905 shares of restricted stock that vest on February 28, 2008 and (iii) 40,281 shares of restricted stock that vest on February 28, 2009.

(2)	Includes (i) 30,334 shares of restricted stock that vested on February 28, 2007; (ii) 23,596 shares of restricted stock that vest on February 28, 2008 and (iii) 16,784 shares of restricted stock that vest on February 28, 2009.

(3)	Includes (i) 25,467 shares of restricted stock that vested on February 28, 2007; (ii) 6,173 shares of restricted stock that vest on May 28, 2007; (iii) 14,611 shares of restricted stock that vest on February 28, 2008 and (iv) 10,071 shares of restricted stock that vest on February 28, 2009.

(4)	Includes (i) 19,104 shares of restricted stock that vested on February 28, 2007; (ii) 14,612 shares of restricted stock that vest on February 28, 2008 and (iii) 10,071 shares of restricted stock that vest on February 28, 2009.

(5)	Includes (i) 11,818 shares of restricted stock that vested on February 28, 2007; (ii) 9,123 shares of restricted stock that vest on February 28, 2008 and (iii) 5,035 shares of restricted stock that vest on February 28, 2009.

2006 Options Exercised and Stock Vested Table

The following table sets forth for each NEO information concerning the exercise of options and the vesting of stock during the 2006 fiscal year:

	Option Awards		Stock Awards
	Number of Shares
	Acquired	Value Realized	Number of Shares	Value Realized
	on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

John R. Colson	—	—	100,227	1,372,108
James H. Haddox	—	—	50,753	694,809
Kenneth W. Trawick	—	—	21,868	313,264
John R. Wilson	—	—	48,899	669,427
Derrick A. Jensen	—	—	24,639	337,308

Equity Compensation Plan Information

In December 1997, the Board adopted, and our stockholders approved, the 1997 Stock Option Plan to provide directors, key employees, executive officers and certain advisors with additional incentives by increasing their proprietary interest in Quanta. The 1997 Stock Option Plan was amended from time to time and, in May 2001, was amended and renamed the Quanta 2001 Stock Incentive Plan. The 2001 Plan was amended and restated on March 13, 2003, which amendment and restatement, in addition to incorporating all prior amendments, removed the formula stock option grant to non-management directors and provided the Chief Executive Officer limited authority to make restricted stock awards. Additionally, the Board approved an amendment to the 2001 Plan on April 17, 2007 to allow a cashless “net exercise” method as a mean of payment for the exercise price of incentive stock options (ISOs) and non-qualified stock options. The 2001 Plan provides for the award of ISOs, non-qualified stock options and restricted stock. The aggregate number of shares of our Common Stock with respect to which options or restricted stock may be awarded may not exceed the greater of 3,571,275 shares or 12% of the outstanding shares of our Common Stock and Limited Vote Common Stock. The amount of ISOs that may be awarded under the 2001 Plan is limited to 3,571,275 shares. We have filed Registration Statements on Form S-8 with respect to 13,410,943 shares of Common Stock issuable pursuant to the 2001 Plan.

The 2001 Plan is administered by the Compensation Committee of the Board, which, subject to applicable regulations and the terms of the 2001 Plan described below, has the sole authority to grant awards under the 2001 Plan (except to the extent that the Chief Executive Officer may grant awards), to construe and interpret the 2001 Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 2001 Plan. Pursuant to the terms of the 2001 Plan, our Chief Executive Officer has the authority to award to individuals who are not executive officers (i) non-qualified stock options, provided that the aggregate number of shares of Common Stock issuable upon the exercise of the options awarded in any one calendar quarter does not exceed 100,000 shares of Common Stock (or 20,000 shares of Common Stock in any one calendar quarter with respect to any individual) and (ii) shares of restricted stock, provided that the aggregate value of the awards of restricted stock granted in any one calendar quarter does not exceed $250,000 (or $25,000 in any one calendar quarter with respect to any individual) determined based on the fair market value of our Common Stock at the time of the grants.

All of our employees (including our executive officers), non-employee directors and certain consultants and advisors are eligible to receive awards under the 2001 Plan, but only our employees are eligible to receive ISOs. Awards in the form of stock options are exercisable during the period specified in each stock option agreement and generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. No option will remain exercisable later than ten years after the date of award (or five years in the case of ISOs awarded to employees owning more than 10% of our voting capital stock). The exercise price for ISOs awarded under the 2001 Plan may be no less than the fair market value of a share of Common Stock on the date of award (or 110% in the case of ISOs awarded to employees owning more than 10% of our voting capital stock). Awards in the form of restricted stock are subject to forfeiture and other restrictions until they vest. These awards vest pursuant to a vesting schedule generally designated by the Compensation Committee and as specified in each restricted stock award agreement. Most restricted stock awards vest at the rate of 33.33% per year, assuming the grantee continues to meet the applicable vesting requirements. Unless specifically provided otherwise in the award agreement, awards under the 2001 Plan become immediately vested and exercisable in the event of a “Change in Control” (as defined in the 2001 Plan) of Quanta.

On January 21, 2003, we offered eligible employees and consultants the opportunity to exchange outstanding stock options with an exercise price of $10.00 or more for shares of restricted stock at an exchange ratio of one share of restricted stock for every 2.24 option shares tendered. As restricted stock, the shares were subject to forfeiture and other restrictions until they vested. Regardless of the vesting schedule of the eligible options offered for exchange, the restricted stock issued in the offer vested over three years in three equal annual installments, assuming the employee or consultant continued to meet the requirements for vesting. On March 10, 2003, we accepted for exchange and canceled eligible options to purchase an aggregate of 6,769,483 shares of Common Stock, representing approximately 93% of the 7,289,750 options that were eligible to be tendered in the offer as of the offer expiration date. Pursuant to the terms of the exchange offer, we issued 3,022,112 shares of restricted stock in exchange for the tendered eligible options. The restricted stock issued in the offer fully vested on February 28, 2006.

The above description of the exchange offer is not complete, but is qualified by reference to the Schedule TO, as amended, that was publicly filed with the SEC on January 21, 2003.

The following table sets forth information as of December 31, 2006 with respect to the Quanta 2001 Stock Incentive Plan, which has been approved by our stockholders.

	Number of Securities	Weighted-Average	Number of Securities Remaining
	to be Issued	Exercise Price	Available for Future Issuance
	Upon Exercise of	of Outstanding	Under Equity Compensation
	Outstanding Options,	Options, Warrants	Plans (Excluding Securities
	Warrants and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation	779,298	$11.90	6,680,249 (1)
plans approved by security holders
Equity compensation plans	—	—	—
not approved by security holders
Total	779,298	$11.90	6,680,249

(1)	Represents the shares of Common Stock issuable as of December 31, 2006 under the Quanta 2001 Stock Incentive Plan, which provides that the aggregate amount of Common Stock with respect to which stock options or restricted stock may be awarded may not exceed 12% of our outstanding Common Stock and Limited Vote Common Stock.

Potential Payments Upon Termination or Change in Control

Employment and Change of Control Employment Agreements

Each NEO was party to an employment agreement (an Employment Agreement), as well as a change of control employment agreement (a Change of Control Agreement) during the 2006 fiscal year. Prior to their expiration in March 2007, the Change of Control Agreements were intended to supersede the change in control provisions in the Employment Agreements. Nonetheless, under the Change of Control Agreements, a NEO could elect to have any provision in his Employment Agreement apply in lieu of any similar provision in his Change of Control Agreement.

Employment Agreements

Under the Employment Agreements, the NEOs are eligible to receive base salary, as well as bonuses and benefits, and, at the Compensation Committee’s discretion, may be entitled to participate in any other compensation, perquisite, incentive or retirement plans, policies and arrangements that are provided generally to our other executive officers. Subject to prior notice, the Employment Agreements renew automatically each year for an additional one-year term. The Employment Agreements contain customary non-competition covenants restricting the ability of the NEOs to compete with Quanta during the term of their employment and for a period of one year thereafter and prohibiting them from disclosing confidential information and trade secrets.

The Employment Agreements generally terminate upon a NEO’s (i) death, (ii) disability, (iii) termination for “good cause” or “good reason” (as both are defined in the Employment Agreements and generally described below), (iv) termination without good cause or good reason or (v) termination resulting from a “Change in Control” of Quanta (as defined in each Employment Agreement and generally described below). If termination results from any of the foregoing, each NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, and any gross-up payments for related excise taxes. Additionally, if termination results from any of the reasons set forth below, a NEO would be entitled to the following payments:

Reason for Termination	Potential Payment(s)

Death Good Cause by Quanta Without Good Cause/Good Reason by NEO	None

Disability Without Good Cause by Quanta	Lump-sum payment of base salary at the rate then in effect for the period remaining under the Employment Agreement or for one year, whichever is greater (with respect to terminations of Messrs. Colson, Haddox and Wilson without good cause by Quanta, payments are subject to such NEO’s execution of a waiver and release agreement).

As mentioned above, each Employment Agreement may terminate upon a Change in Control of Quanta. Under the Employment Agreements of Messrs. Colson, Haddox and Wilson, a Change in Control generally occurs when (i) any person or entity acquires directly or indirectly the beneficial ownership of 50% or more of the total voting power of Quanta’s then outstanding voting securities, (ii) the majority of the Board as of the date of the NEO’s Employment Agreement are replaced other than in specific situations or (iii) the stockholders approve a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets. A Change in Control generally occurs under the Employment Agreements of Messrs. Trawick and Jensen when (i) any person or entity acquires directly or indirectly the beneficial ownership of 50% or more of the total voting power of Quanta’s then outstanding voting securities, (ii) the majority of the Board as of the date of Quanta’s initial public offering are replaced other than in specific situations, (iii) the stockholders approve a merger, consolidation or reorganization of Quanta unless 50% (75% with respect to Mr. Jensen) of the total voting securities outstanding of the surviving entity are beneficially owned by at least 50% (75% with respect to Mr. Jensen) of the holders of outstanding voting securities of Quanta immediately prior to the transaction or (iv) the stockholders approve a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets.

Payments and benefits in connection with a Change in Control under the Employment Agreements are dependent on whether Quanta’s successor assumes Quanta’s obligations under such agreements. With respect to Messrs. Colson, Haddox, Trawick and Wilson, if there is no assumption of the Employment Agreements, or if there is an assumption and within 12 months of such assumption the NEO terminates his respective Employment Agreement for good reason or is terminated other than for good cause, such NEO (i) will be entitled to a lump-sum payment equal to three times the sum of (x) his annual base salary and (y) the higher of (1) the highest annual bonus paid to him under the annual incentive plan in effect on the date of the Employment Agreement for the past three fiscal years and (2) his annual bonus paid or payable under the annual incentive plan in effect on the date of the Employment Agreement for the most recently completed or current fiscal year, (ii) will be entitled to continued benefits for him and his dependents under welfare benefit plans for three years after termination and (iii) will not be subject to the non-competition covenants of the Employment Agreement. Mr. Haddox will also receive the above payment and benefits if during any Change in Control situation, Mr. Haddox elects to terminate his employment at least 5 days prior to the closing of the anticipated transaction giving rise to the Change in Control. With respect to Mr. Jensen, if there is no assumption of his Employment Agreement, or if there is an assumption and within

12 months of such assumption he is offered a “Lesser Position” (as defined in Mr. Jensen’s Employment Agreement) or is terminated other than for good cause, he (i) will be entitled to a lump-sum payment equal to three times the greater of his base salary at the rate then in effect for the period remaining under his Employment Agreement or for one year and (ii) will not be subject to the non-competition covenants in his Employment Agreement.

The Employment Agreements generally define good cause as a NEO’s (i) willful, material and irreparable breach of the Employment Agreement, (ii) continuing gross negligence in the performance or intentional non-performance of his duties after notice of the same is given, (iii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iv) conviction of a felony or crime or (v) chronic alcohol or illegal drug abuse. Good reason exists under the Employment Agreements of Messrs. Colson, Haddox, Trawick and Wilson if within twelve months of a Change in Control, such NEO is offered a “Lesser Position” (as defined in each Employment Agreement) or is required to relocate to another geographic location.

Change of Control Agreements

During the 2006 fiscal year, the NEOs were party to Change of Control Agreements that would only become effective in the event of a “Change of Control” (as defined in each Change of Control Agreement and generally described below). These Change of Control Agreements expired in March 2007, but were intended to supersede the change in control provisions in each NEO’s Employment Agreement, unless the NEO elected otherwise. Generally, a Change of Control would occur under the agreements when (i) any person or entity acquired directly or indirectly the beneficial ownership of 50% or more of the total voting power of Quanta’s outstanding voting securities, (ii) the majority of the Board as of the date of the Change of Control Agreement were replaced, (iii) stockholders approved a merger, consolidation or reorganization of Quanta unless 50% of the total voting securities outstanding of the surviving entity were beneficially owned by at least 50% of the holders of outstanding voting securities of Quanta immediately prior to the transaction or (iv) the stockholders approved a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets.

During the employment period of the Change of Control Agreements, the NEOs would be entitled to an annual base salary and cash bonus, fringe benefits, reimbursement of reasonable expenses, paid vacation and the use of office space and a secretary. Additionally, the NEOs would be entitled to participate in certain incentive, savings, retirement and welfare plans. Upon termination of the Change of Control Agreements, the non-competition covenants of any employment agreement (including those described above) would cease to apply (except as discussed below), and the NEOs would be entitled to the following payments, in addition to any gross-up payments for related excise taxes:

Reason for Termination	Potential Payment(s)

Death Disability Without Cause by Quanta	• Lump-sum cash payment equal to the sum of annual base salary through termination, a pro rata bonus and deferred compensation and accrued vacation pay;
Good Reason by NEO
• lump-sum cash payment equal to three times (two times with respect to Mr. Trawick) the sum of (i) annual base salary and (ii) the higher of (x) the highest annual bonus paid under the management incentive bonus plan for the last three fiscal years and (y) the annual bonus paid or payable for the most recently completed fiscal year;

• full and immediate vesting of awards made under any stock plan;
• continued welfare benefits for three years (two years with respect to Mr. Trawick);
• outplacement services; and
• other benefits.

Reason for Termination	Potential Payment(s)

Cause by Quanta	• Annual base salary through termination;
• deferred compensation; and
• other benefits.

Without Good Reason by NEO	• Lump-sum cash payment equal to the sum of annual base salary through termination, a pro rata bonus and deferred compensation and accrued vacation pay; and
• other benefits.

A termination of employment by Messrs. Colson, Haddox, Wilson and Jensen in the seventh month following the effective date of his respective Change of Control Agreement would constitute a termination by such NEO for “good reason” (as defined in each Change of Control Agreement) (Mr. Colson previously waived this provision). In the event of such termination by Mr. Jensen, the non-competition covenants of any of his employment agreements would not cease to apply. Under Mr. Haddox’s Change of Control Agreement, a termination of employment by him during the 5 days prior to the effective date of his agreement would also constitute a termination by him for “good reason” (as defined in Mr. Haddox’s Change of Control Agreement).

Quanta 2001 Stock Incentive Plan

Generally upon a “Change in Control” (as defined in the Quanta 2001 Stock Incentive Plan), (i) options become immediately exercisable and are released from any repurchase or forfeiture rights and (ii) restricted stock vests and becomes free of any forfeiture restrictions. A “Change of Control” is generally defined as the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the voting power of Quanta’s then outstanding securities, (ii) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, a majority of the Board as of the date immediately preceding such transaction is replaced, (iii) Quanta is merged with another corporation, and as a result, less than 75% of the outstanding securities of the surviving corporation is owned in the aggregate by Quanta’s former stockholders, (iv) a tender or exchange offer is consummated for 50% or more of the voting power of Quanta’s then outstanding securities or (v) Quanta transfers substantially all of its assets to a corporation that is not controlled by Quanta.

Options awarded under the 2001 Plan may be exercised following a participant’s termination only to the extent provided in the option agreement. Generally, subject to the provisions of a particular restricted stock agreement, restricted stock awards are forfeited by a participant upon termination of such participant’s employment during the restriction period.

Estimated Potential Payments

The tables below reflect the estimated amount of payments that would be paid to each NEO in the event of such NEO’s termination. The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned through such time. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from Quanta.

		Death			Disability
		Employment	Change of Control		Employment	Change of Control
Name	Benefit	Agreement	Agreement		Agreement	Agreement

John R. Colson	Severance	—	$4,239,270		$655,200	$4,239,270
	Welfare Benefits(1)	—	$34,440		—	$34,440
	Equity Benefit	—	$3,133,844		—	$3,133,844
	Outplacement Svcs.	—	—	(2)	—	—	(2)
	Gross-up Payments	—	$1,840,925		—	$1,840,925

James H. Haddox	Severance	—	$2,287,188		$353,496	$2,287,188
	Welfare Benefits(1)	—	$34,440		—	$34,440
	Equity Benefit	—	$1,390,944		—	$1,390,944
	Outplacement Svcs.	—	—	(2)	—	—	(2)
	Gross-up Payments	—	$914,333		—	$914,333

Kenneth W. Trawick	Severance	—	$1,480,380		$343,200	$1,480,380
	Welfare Benefits(1)	—	$21,708		—	$21,708
	Equity Benefit	—	$1,107,854		—	$1,107,854
	Outplacement Svcs.	—	—	(2)	—	—	(2)
	Gross-up Payments	—	$638,048		—	$638,048

John R. Wilson	Severance	—	$2,287,188		$353,496	$2,287,188
	Welfare Benefits(1)	—	$44,412		—	$44,412
	Equity Benefit	—	$861,290		—	$861,290
	Outplacement Svcs.	—	—	(2)	—	—	(2)
	Gross-up Payments	—	$921,424		—	$921,424

Derrick A. Jensen	Severance	—	$1,518,870		$234,749	$1,518,870
	Welfare Benefits(1)	—	$44,412		—	$44,412
	Equity Benefit	—	$510,948		—	$510,948
	Outplacement Svcs.	—	—	(2)	—	—	(2)
	Gross-up Payments	—	$624,193		—	$624,193

(1)	The welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2007 and the estimated costs of premiums for 2008 and 2009.

(2)	Although the terms of the Change of Control Agreements provide for the payment of outplacement services in the event of death or disability, these amounts were not calculated as a NEO would be unable to work as a result of those circumstances.

		Before	Pending
		Change in	Change in
		Control -	Control
		Termination	Termination	Pending Change in		After Change in Control -		After Change in Control -
		Without	Without	Control - Voluntary		Termination		Voluntary Termination
Name	Benefit	“Good Cause”	“Good Cause”	Termination		Without “Good Cause”		With “Good Reason”
					Change of		Change of		Change of
		Employment	Employment	Employment	Control	Employment	Control	Employment	Control
		Agreement	Agreement	Agreement	Agreement	Agreement	Agreement	Agreement	Agreement

John R. Colson	Severance	$655,200	$4,239,270	—	—	$4,239,270	$4,239,270	$4,239,270	$4,239,270
	Welfare Benefits(1)	—	$34,440	—	—	$34,440	$34,440	$34,440	$34,440
	Equity Benefit	—	—	—	—	—	$3,133,844	—	$3,133,844
	Outplacement Svcs.	—	—	—	—	—	$25,000	—	$25,000
	Gross-up Payments	—	$1,840,925	—	—	$1,840,925	$1,852,406	$1,840,925	$1,852,406

James H. Haddox	Severance	$353,496	$2,287,188	$2,287,188	$2,287,188	$2,287,188	$2,287,188	$2,287,188	$2,287,188
	Welfare Benefits(1)	—	$34,440	$34,440	$34,440	$34,440	$34,440	$34,440	$34,440
	Equity Benefit	—	—	—	$1,390,944	—	$1,390,944	—	$1,390,944
	Outplacement Svcs.	—	—	—	—	—	$25,000	—	$25,000
	Gross-up Payments	—	$914,333	$914,333	$925,814	$914,333	$925,814	$914,333	$925,814

Kenneth W. Trawick	Severance	$343,200	$1,985,371	—	—	$1,985,371	$1,480,380	$1,985,371	$1,480,380
	Welfare Benefits(1)	—	$34,440	—	—	$34,440	$21,708	$34,440	$21,708
	Equity Benefit	—	—	—	—	—	$1,107,854	—	$1,107,854
	Outplacement Svcs.	—	—	—	—	—	$25,000	—	$25,000
	Gross-up Payments	—	$875,809	—	—	$875,809	$649,529	$875,809	$649,529

John R. Wilson	Severance	$353,496	$2,287,188	—	—	$2,287,188	$2,287,188	$2,287,188	$2,287,188
	Welfare Benefits(1)	—	$44,412	—	—	$44,412	$44,412	$44,412	$44,412
	Equity Benefit	—	—	—	—	—	$861,290	—	$861,290
	Outplacement Svcs.	—	—	—	—	—	$25,000	—	$25,000
	Gross-up Payments	—	$921,424	—	—	$921,424	$932,905	$921,424	$932,905

Derrick A. Jensen	Severance	$234,479	$704,247	—	—	$704,241	$1,518,870	$704,241	$1,518,870
	Welfare Benefits(1)	—	—	—	—	—	$44,412	—	$44,412
	Equity Benefit	—	—	—	—	—	$510,948	—	$510,948
	Outplacement Svcs.	—	—	—	—	—	$25,000	—	$25,000
	Gross-up Payments	—	—	—	—		$636,674	—	$636,674

(1)	The welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2007 and the estimated costs of premiums for 2008 and 2009.

CERTAIN TRANSACTIONS

During 2006, Gary A. Tucci received from Quanta a base salary of $222,622, an automobile allowance of $13,950 and 401(k) matching contributions of $9,900 for his service as Chief Executive Officer of Potelco, a Quanta subsidiary. In March 2007, the Compensation Committee awarded Mr. Tucci a cash incentive of $321,681 under Quanta’s annual incentive plan and $84,813 worth of restricted stock under Quanta’s supplemental incentive plan. Additionally, as part of the annual incentive awards distributed by Quanta to Potelco employees, Mr. Tucci received $50,000 worth of restricted stock. Mr. Tucci does not receive any compensation for his service as a director of Quanta.

In February 2000, we submitted a written notice to Gary A. Tucci seeking indemnification from him for certain accounts receivable losses sustained by us in connection with our acquisition of Potelco. The total amount outstanding as a result of this indemnification claim is $144,104.

Review of Related Party Transactions

We have adopted a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and other senior level employees, directors, principal stockholders, immediate family members of such persons and any other person that could significantly influence our policies. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the sale of inventory or supplies to or purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving any of our directors, director nominees, executive officers, beneficial owners of greater than 5% of our Common Stock or Limited Vote Common Stock and any immediate family members of the foregoing require the pre-approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes the reasons that the transaction is beneficial to Quanta and does not pose an actual conflict of interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us.

Based only on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2006, all of our directors and executive officers were in compliance with the applicable filing requirements, except that (i) Mr. Tucci inadvertently omitted certain information regarding one transaction required to be reported on a Form 4, Statement of Changes in Beneficial Ownership, and subsequently filed such information on a Form 4 late, and (ii) Mr. Trawick inadvertently omitted certain holdings required to be reported on his Form 3, Initial Statement of Beneficial Ownership of Securities, and subsequently reported such holdings on an amended Form 3.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Louis C. Golm, Chairman
James R. Ball
Ralph R. DiSibio
Bruce Ranck

REPORT FROM THE AUDIT COMMITTEE

The Audit Committee is composed of three independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist the Board of Directors’ oversight of (1) the quality and integrity of Quanta’s financial statements, (2) the independent registered public accounting firm’s qualifications, independence and performance, (3) the performance of Quanta’s internal audit function, and (4) Quanta’s compliance with applicable legal and regulatory requirements. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by SAS No. 61 (Communication with Audit Committees), including the quality of the accounting principles as applied to financial reporting.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the independent registered public accounting firm’s independence from Quanta and its related entities), and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

James R. Ball, Chairman
Bernard Fried
Worthing F. Jackman

AUDIT FEES

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision by our independent registered public accounting firm of each service that is pre-approved by the Audit Committee. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels, based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2005 and 2006:

	2005	2006

Audit Fees(1)	$1,592,203	$1,747,055
Audit-Related Fees(2)	39,241	9,321
Tax Fees	—	—
All Other Fees	—	—

Total	$1,631,444	$1,756,376

(1)	Represents fees for professional services rendered for the audit of our annual consolidated financial statements and review of consolidated financial statements included in our Forms 10-Q, work relating to the attestation of Quanta management’s report on the effectiveness of internal control over financial reporting, state licensing pre-qualification filings and the statutory audit of one of our subsidiaries for each of fiscal years 2005 and 2006, and for fiscal year 2006, includes fees for work relating to Quanta’s issuance and subsequent registration of publicly-held debt.

(2)	Represents fees for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and includes fees for consultations as to the accounting treatment of specific transactions based on current and proposed accounting standards.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements and our internal control over financial reporting and to attest to our management’s report on internal control over financial reporting for the fiscal year ending December 31, 2007. PricewaterhouseCoopers LLP has served as our independent public accounting firm since June 2002. We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement, if they choose, and to respond to appropriate questions.

We recommend a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL NO. 3:
APPROVAL OF THE QUANTA SERVICES, INC. 2007 STOCK INCENTIVE PLAN

The Board adopted the 2007 Plan, effective May 24, 2007, subject to stockholder approval at the Annual Meeting. The 2007 Plan is similar to and will replace Quanta’s previously adopted 2001 Plan, which is set to expire on December 22, 2007. If the 2007 Plan is approved by our stockholders, there will be no further awards or grants under the 2001 Plan.

The Board believes that the 2007 Plan will help Quanta continue to attract, motivate and retain eligible employees and will help further align the interests of eligible employees with those of stockholders.

The principal terms of the 2007 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2007 Plan (as adopted, subject to stockholder approval), which is attached as Appendix B to this Proxy Statement. A copy of the 2007 Plan (as adopted, subject to stockholder approval) may also be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056.

Summary Description of the 2007 Plan

Purposes.  The 2007 Plan is intended to promote Quanta’s short-term and long-term performance by providing individuals with incentives to create and build stockholder value and contribute to Quanta’s growth and financial success, and by enabling Quanta to continue to attract, retain and reward the best available persons for positions of substantial responsibility. Quanta intends to consider awards pursuant to the 2007 Plan in light of its overall compensation philosophy and competitive conditions in the marketplace.

Awards.  The 2007 Plan provides for the award of ISOs, non-qualified stock options and restricted stock (collectively, the Awards).

Administration.  The 2007 Plan is administered by the Compensation Committee, which, subject to applicable regulations and the terms of the 2007 Plan described below, has the sole authority to grant Awards under the 2007 Plan, to construe and interpret the 2007 Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 2007 Plan, provided that the Board, or authorized committee of the Board, may delegate to a committee of the Board designated as the Equity Grant Committee, consisting of one or more directors, the authority to grant limited Awards as described below to eligible persons who are not executive officers or non-employee directors. Specifically, the Equity Grant Committee has the authority to award stock options and restricted stock, provided (i) the aggregate number of shares of Common Stock subject to stock options and/or restricted stock awarded by the Equity Grant Committee in any calendar quarter does not exceed 100,000 shares (or 20,000 shares in any calendar quarter with respect to any individual) and (ii) the aggregate value of restricted stock awarded by the Equity Grant Committee in any calendar quarter does not exceed $250,000 (or $25,000 in any calendar quarter with respect to any individual), determined in each case, based on the fair market value of the Common Stock on the date the restricted stock is awarded. In connection with the adoption of the 2007 Plan, the Board approved the designation of the Equity Grant Committee and appointed Mr. Colson as the sole member of the committee.

Eligibility.  All of our employees (including executive officers and directors who are also employees), non-employee directors and certain consultants and advisors are eligible to receive Awards under the 2007 Plan, but only our employees (including executive officers and directors who are also employees) are eligible to receive ISOs.

Limitation on Awards; Shares Subject to 2007 Plan.  The 2007 Plan’s aggregate share limit is 4,000,000 shares of Common Stock. As of March 31, 2007, there were 6,414,425 shares of Common Stock available for Awards under the 2001 Plan. If the 2007 Plan is approved by the stockholders, any shares of Common Stock available for awards under the 2001 Plan as of May 23, 2007 will no longer be available for future issuance. The maximum number of shares of Common Stock subject to Awards that may be granted to any individual under the 2007 Plan during any calendar year is 400,000 shares of Common Stock. As is customary in incentive plans of this nature, the number and kind of shares available under the 2007 Plan and the number of shares covered by, and the purchase and exercise prices of, then outstanding Awards, are subject to a proportionate adjustment in the event of certain combinations, reclassifications, stock splits, stock dividends, reverse stock splits, or other similar changes in the capital structure of Quanta without receipt of consideration subject, in each case, to the provisions of Sections 424(h) and 409A of the Code. Except as provided above in connection with certain changes in the capital structure of Quanta, stock options may not be repriced, directly or indirectly, without the approval of our stockholders. Shares that are subject to or underlie awards which expire or fail to vest or which are canceled or forfeited under the 2007 Plan become available, except to the extent prohibited by law, for additional Awards under the 2007 Plan.

Transfer Restrictions of Stock Option Awards.  Subject to certain exceptions contained in the 2007 Plan, stock options awarded under the 2007 Plan are not transferable or assignable by the participant other than by will or the laws of descent and distribution and are generally exercisable during the participant’s lifetime only by such participant. The Compensation Committee may, however, permit the transfer of non-qualified stock options to family members, family member trusts, family limited partnerships and other family member entities as provided for in the participant’s stock option agreement.

Stock Options.  Awards in the form of stock options are exercisable during the period specified in each Award agreement and generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee or, if applicable, the Equity Grant Committee. No stock option will remain exercisable later than ten years after the date of award (or five years in the case of ISOs awarded to employees owning more than 10% of our voting capital stock). The exercise price of stock options may be no less than the fair market value of the shares of Common Stock on the date of grant of the Award (or 110% in the case of ISOs awarded to employees owning more than 10% of our voting capital stock). The fair market value generally is the closing sales price quoted on the NYSE on the date of the grant of the Award. The exercise price upon exercise of a stock option may, at the discretion of the Compensation Committee or, if applicable, the Equity Grant Committee, be paid by an optionee in cash, in shares of Common Stock owned by the optionee that are surrendered by the optionee to Quanta for cancellation, or by a combination of cash and such surrendered shares of Common Stock. The Compensation Committee or, if applicable, the Equity Grant Committee may approve procedures established for same-day-sales through a broker to enable optionees to make cashless exercises and may approve net cashless exercises whereby a portion of the shares of Common Stock that would have been delivered on exercise equal to some or all of the exercise price are retained by Quanta. The Compensation Committee may authorize the assumption of stock options granted by other entities that are acquired by us or otherwise.

Restricted Stock Awards.  Awards in the form of restricted stock are subject to forfeiture and other restrictions until they vest. Except in certain limited circumstances as described below and with respect to restricted stock awards awarded by the Compensation Committee covering in the aggregate no more than 200,000 shares of Common Stock, any restricted stock award that vests on the basis of a grantee’s continuous service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period, and any restricted stock award that vests upon the attainment of performance goals established by the Compensation Committee shall provide for a performance period of at least twelve months, in each case, as designated by the Compensation Committee or, if applicable, the Equity Grant Committee and as specified in each Award agreement.

Acceleration of Awards; Change in Control.  Unless specifically provided otherwise in an Award agreement or employment agreement, generally upon a Change in Control (as defined in the 2007 Plan) of Quanta (i) each stock option becomes fully vested and immediately exercisable, is released from any repurchase or forfeiture rights and expires twenty days after the participant receives notice of the terms and conditions of such acceleration and (ii) restricted stock vests and becomes free of any forfeiture restrictions. Under the 2007 Plan, a Change in Control generally occurs as a result of certain mergers or consolidations, or upon the transfer or sale of substantially all of Quanta’s assets. In addition to the normal vesting provisions contained in a restricted stock agreement, restricted stock awards to non-employee directors shall become fully vested and the forfeiture restrictions shall lapse on the termination of the grantee’s continuous service with Quanta as a result of not being nominated for or elected to a new term as a director or the grantee’s resignation as a director at the request and for the convenience of Quanta for a reason other than cause. Also, the terms of a particular restricted stock agreement may provide that the Award shall become fully vested and the forfeiture restrictions shall lapse upon the death, disability or retirement of the grantee.

Effect of Termination of Employment.  Stock options may be exercised following the termination of a participant’s employment only to the extent provided in the stock option agreement; provided that stock options may not be exercised after the expiration date set forth in a stock option agreement. Where the stock option agreement permits a participant to exercise an option following termination of employment for a specified period, the stock option terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the stock option, whichever occurs first. Any stock option designated as an ISO, to the extent not exercised within the time permitted by law for the exercise of an ISO following the termination of a participant’s employment, converts automatically to a non-qualified stock option and is exercisable as such to the extent exercisable by its terms for the period specified in the stock option agreement. Subject to the provisions of a particular restricted stock agreement, on termination of a participant’s employment during the restriction period, the shares of Common Stock subject to the restricted stock award are forfeited by the participant. Upon any forfeiture, all rights of the participant with respect to the forfeited shares of the Common Stock subject to the restricted stock award cease and terminate, without any further obligation on the part of Quanta, except that if so provided in the restricted stock agreement, Quanta shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the participant. The Compensation Committee has discretion to determine whether the employment of a participant has terminated, the date on which such employment terminates and whether the termination is for a reason that would result in accelerated vesting of Awards as described above.

Amendment or Termination of 2007 Plan.  The Board may amend or terminate the 2007 Plan at any time so long as it obtains stockholder approval of any amendment to the extent required by any applicable laws or stock exchange rules. Outstanding Awards may be amended only if mutually agreed to in a writing signed by the participant and Quanta, provided that the Board unilaterally may amend the 2007 Plan to the extent necessary or appropriate to prevent the 2007 Plan or the Awards from being subject to Section 409A of the Code. Subject to stockholder approval of the amendments, the 2007 Plan will terminate on May 24, 2017 or, if earlier, on the date no shares of Common Stock remain available for the grant of Awards under the 2007 Plan, unless previously terminated by the Board. No Awards may be granted after termination of the 2007 Plan.

Federal Income Tax Consequences

The following is a brief summary of certain of the United States federal income tax consequences relating to the 2007 Plan based on federal income tax laws currently in effect. This summary applies to the 2007 Plan as normally operated and is not intended to provide or supplement tax advice to employees, non-employee directors or consultants. This summary contains general statements based on current United States federal income tax statutes, regulations and guidance. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The 2007 Plan is not qualified under Section 401(a) of the Code.

The Code provides that a participant receiving a non-qualified stock option ordinarily does not realize taxable income upon the grant of the stock option. A participant does, however, realize income upon the exercise of a non-qualified stock option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option exercise price. We are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. This deduction is conditioned on us reporting the income to be recognized. When the participant sells the shares acquired pursuant to a non-qualified stock option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.

The grant of an ISO does not result in taxable income to an employee. The exercise of an ISO also does not result in taxable income, provided that the circumstances satisfy the employment and holding period requirements in the Code. However, the exercise of an ISO may give rise to alternative minimum tax liability for the employee. In addition, if the employee does not dispose of the Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the employee’s hands.

The statutory holding period lasts until the later of:

•	two years from the date the ISO is granted; and

•	one year from the date the Common Stock is transferred to the employee pursuant to the exercise of the ISO.

If the employment and statutory holding period requirements are satisfied, we may not claim any federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the Common Stock received upon exercise. If both of these requirements are not satisfied, the amount of ordinary income taxable to the employee is the lesser of:

•	the fair market value of the Common Stock on the date of exercise minus the option price; and

•	the amount realized on disposition minus the option price.

Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the employee’s hands. We are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the employee.

An award of restricted stock does not result in taxable income to a participant on the date of grant. Under Section 83(b) of the Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt.

As a general rule, Quanta or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from Awards under the 2007 Plan. The amount of the deduction is the amount of the Award that is considered reasonable compensation under the Code.

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation, including stock options awarded by the Compensation Committee that are granted at an exercise price no less than the fair market value of our Common Stock on the date of grant, under a plan the material terms of which are disclosed to and approved by stockholders.

As described above, the exercisability of a stock option or the elimination of restrictions on restricted stock, will be accelerated as a result of a Change in Control. If a Change in Control occurs, all or a portion of the value of the relevant award at that time may be a “parachute payment” under Section 280G of the Code. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an “excess parachute payment” as determined under the Code. We will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Inapplicability of ERISA.  Based upon current law and published interpretations, Quanta does not believe that the 2007 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We believe that the 2007 Plan, if approved by stockholders, will promote the interests of Quanta and its stockholders by enabling Quanta to continue attracting, motivating, retaining and rewarding persons important to Quanta’s success and by providing incentives to create and build stockholder value.

We recommend a vote FOR the approval of the Quanta 2007 Stock Incentive Plan.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations of Directors for the 2008 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in the proxy materials for our 2008 annual meeting of stockholders or recommend persons who they believe should be nominated for election to our Board may do so by complying with the procedures described in our bylaws and in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 22, 2007. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement but instead is proposed to be presented directly at our 2008 annual meeting, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 25, 2008 and not later than February 24, 2008 (unless the 2008 annual meeting date is before April 24 or after August 2, in which case we must receive such notice not earlier than 120 days before such annual meeting date and not later than the later of 90 days before such annual meeting date and 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2008 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 14, 2008, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors. Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Quanta’s bylaws are available on Quanta’s website at www.quantaservices.com under the heading “Corporate Governance.” If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2008 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2008 annual meeting of stockholders.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by Quanta. Quanta has engaged MacKenzie Partners, Inc. as the proxy solicitor for the annual meeting for an approximate fee of $7,500 plus out-of-pocket costs. The cost of soliciting proxies in the enclosed form, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and other employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our Common Stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our Common Stock.

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

In some instances, only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of those stockholders. A stockholder who wishes to receive a separate copy of the proxy statement or annual report now or in the future, or stockholders sharing an address who are receiving multiple copies of the proxy statement or annual report and wish to receive a single copy of these documents, should submit a written request to Investor Relations, Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056 or call 713-629-7600.

By Order of the Board of Directors,

Vincent A. Mercaldi
Corporate Secretary

Houston, Texas
April 20, 2007

Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
QUANTA SERVICES, INC.

Purpose

The Audit Committee is the principal agent of the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee shall also produce an annual report that is included in the Company’s proxy statement, in accordance with applicable rules and regulations.

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices are in accordance with all requirements and are of the highest quality. The Company shall provide adequate funding for the Committee to carry out its responsibilities.

The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management (including the Internal Audit staff), as well as the independent auditors, have more knowledge and more detailed information about the Company than do the members of the Committee; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

Powers and Duties

In addition to such other powers and duties as the Board may from time to time assign, the Committee shall:

Independent Auditors

1. Appoint, compensate, retain and oversee the work of the Company’s independent auditors, considering qualifications, independence and performance and, where appropriate, replace the independent auditors. The independent auditors shall report directly to the Committee.

2. Review and pre-approve all audit and non-audit services performed by the independent auditors and determine whether the independent auditors’ performance of any non-audit services is compatible with the auditors’ independence. The Committee may delegate the authority to grant pre-approval of auditing or permitted non-audit services to one or more members of the Committee.

3. Review annually the services performed by the independent auditors to ensure that they are not performing the following non-audit services for the Company: (i) bookkeeping or other services related to the accounting records or financial statements; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment advisor or investment banking services; or (viii) legal services and expert services unrelated to an audit.

4. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and the fees and other compensation to be paid to the independent auditors therefor, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

5. Review with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties and management’s response.

6. Review and discuss with management and the independent auditor the independent auditor’s attestation and management’s report on internal control over financial reporting.

7. Review and discuss quarterly reports from the independent auditors on (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

8. At least annually, obtain and review a report by the independent auditor describing (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

9. Resolve any disagreements between management and the independent auditors in the event that they arise.

Financial Reporting Process and Accounting Policies

10. Investigate any matter brought to its attention within the scope of its duties.

11. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

12. Review (i) major issues regarding accounting principles and financial statement presentations including significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls as well as any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13. Meet separately, periodically, with management, with the internal auditors and with the independent auditors.

14. Review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Internal Audit

15. Review and advise on the selection and removal of the internal audit director. Periodically review and recommend changes (if any) to the internal audit charter. Periodically review with the internal audit director any significant difficulties, disagreements with management, or any restrictions on the scope of its work or on its access to required information encountered in the course of its audit work. Review a summary of findings from internal audits completed.

16. Review and discuss with the internal audit director the annual internal audit plan.

Documents/Reports/Accounting Information Review

17. Meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements (including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

18. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, and review the type and presentation of information to be included therein (including “pro forma” or “adjusted” non-GAAP information).

Legal Compliance/Risk Management

19. Discuss policies with respect to risk assessment and risk management.

20. Prepare the report that the SEC requires be included in the Company’s annual proxy statement.

Other Responsibilities

21. Set clear hiring policies for employees or former employees of the independent auditor.

22. Regularly report Committee activities to the Board and make such recommendations to the Board as the Committee deems appropriate.

23. Conduct and present to the Board an annual performance evaluation of the Committee.

24. Retain, terminate and approve fees and other retention terms of any independent counsel and other advisers hired to assist the Committee in carrying out its duties.

25. Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Composition and Procedural Matters

The Committee shall be composed of at least three members of the Board, each of whom is, in the business judgment of the Board, “independent” under the rules of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). The members of the Committee shall be appointed and may be removed by the Board. No member of the Committee may receive any compensation, consulting, advisory or other fee from the Company, other than Board compensation, as determined in accordance with applicable SEC and NYSE rules. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Members serving on the Audit Committee are limited to serving on two other audit committees of public companies, unless the Board evaluates and determines that these other commitments would not impair his or her effective service to the Company. In accordance with NYSE and SEC rules, all members shall be “financially literate” and at least one member shall be a “financial expert” with “accounting or related financial management expertise.”

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditor nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a board-level oversight role where it provides advice, counsel and direction to management and the auditor on the basis of the information it receives, its discussions with the auditor and the experience of the Committee’s members in the business, financial and accounting matters.

The Company will provide appropriate funding, as determined by the Committee, for compensation to the Company’s independent auditors, to any advisers that the Committee chooses to hire, and for payment of ordinary administration expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

Appendix B

QUANTA SERVICES, INC.
2007 STOCK INCENTIVE PLAN

1. ESTABLISHMENT OF PLAN.  Quanta Services, Inc. establishes the “Quanta Services, Inc. 2007 Stock Incentive Plan” effective as of the Effective Date. Awards granted under the Plan shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time.

2. PURPOSE.  The purposes of the Plan are (i) to offer selected Employees, Directors and Consultants of the Company and its Affiliates, an equity ownership interest and opportunity to participate in the growth and financial success of the Company, (ii) to provide the Company and its Affiliates an opportunity to attract and retain the best available personnel, and (iii) to promote the growth and success of the business of the Company and its Affiliates by aligning the financial interests of Employees, Directors and Consultants with that of the stockholders of the Company. Toward these objectives, the Plan provides for the grant of Options and Restricted Stock Awards.

3. DEFINITIONS.  As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

(a) “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code, (B) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, (C) any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and (D) any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company’s financial statements.

(b) “Award” means any right granted under the Plan, including an Option and a Restricted Stock Award, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committees may establish in order to fulfill the objectives of the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

(e) “Chief Executive Officer” means the individual serving at any relevant time as the chief executive officer of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

(g) “Committee” means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, (i) the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Awards granted under the Plan and (ii) with respect to Awards to Directors who are not Employees, the Committee shall consist solely of one or more members of the Board who are “independent” within the meaning of the New York Stock Exchange corporate governance listing standards (or, if the Common Stock is not listed on the New York Stock Exchange, such similar standards of any other applicable registered stock exchange on which the Common Stock is listed or quoted at any relevant time). Notwithstanding the foregoing provisions, the Board, or an authorized committee of the Board, may delegate to a committee of one or more members of the Board who are not Outside Directors or Non-Employee Directors (the “Equity Grant Committee”) the authority to grant Non-Qualified Stock Options and Restricted Stock Awards subject to the limitations contained in Section 6 to eligible persons who are not then Officers or Non-Employee Directors. When used in the Plan, the term “Committees” shall refer to the Committee and the Equity Grant Committee, each acting within the scope of its authority under the Plan with respect to the matter covered by the particular reference.

(h) “Common Stock” means the Common Stock, $0.00001 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).

(i) “Company” means Quanta Services, Inc., a Delaware corporation.

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

(k) “Continuous Service” means that the provision of services to the Company or an Affiliate as an Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in a particular Option Agreement or Restricted Stock Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

(l) “Covered Employee” means the Chief Executive Officer and such other officers of the Company treated as a “covered employee” for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board or the board of directors of an Affiliate.

(n) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(o) “Effective Date” means May 24, 2007, the date of the 2007 annual meeting of the Company’s stockholders.

(p) “Employee” means any person, including an Officer or Director, who is employed by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director or Consultant solely with respect to such individual rendering services in the capacity of a Director or Consultant, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed or quoted on any registered stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid price, if applicable) on such exchange (or if the Common Stock is listed or quoted on more than one registered exchange, on the exchange with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price is reported on that day, on the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) In the absence of any listing or quotation of the Common Stock on any such registered exchange, the Fair Market Value shall be determined in good faith by the Committee in a manner intended to satisfy the principles of Section 409A of the Code.

(s) “Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

(t) “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

(u) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

(w) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(x) “Option” means an Award granted pursuant to Section 8 of the Plan to purchase a specified number of shares of Common Stock during the Option period for a specified exercise price, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

(y) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionee” means an individual to whom an Option has been granted under the Plan.

(aa) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb) “Plan” means this Quanta Services, Inc. 2007 Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

(cc) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

(dd) “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to “Forfeiture Restrictions” as defined in Section 10(a) of the Plan and set forth in the related Restricted Stock Agreement.

(ee) “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

(ff) “Restricted Stock Award” means an Award granted under Section 10 of the Plan of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committees.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

(hh) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

(ii) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(jj) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

4. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN.  Awards granted under the Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, and (c) Restricted Stock Awards.

5. SHARES SUBJECT TO PLAN.  Subject to adjustment pursuant to Section 11(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 4,000,000 shares of Common Stock. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Awards under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Committee may determine from time to time in its sole discretion.

6. ELIGIBILITY.  Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 3(a). The Committee in its sole discretion shall select the recipients of Awards; provided, however that the Equity Grant Committee may select the recipients of Non-Qualified Stock Options and/or Restricted Stock Awards if (i) such recipients are not Officers or Non-Employee Directors, (ii) the aggregate number of shares of Common Stock subject to such Options and/or Restricted Stock Awards does not exceed 100,000 shares in any one calendar quarter and the aggregate value of the Restricted Stock Awards granted in any one calendar quarter does not exceed $250,000 determined based on the Fair Market Value of the Common Stock at the time of the grants, and (iii) the aggregate number of shares of Common Stock subject to such Options and/or Restricted Stock Awards to any individual does not exceed 20,000 shares of Common Stock in any one calendar quarter and the aggregate value of the Restricted Stock Awards granted in any one calendar quarter to any individual does not exceed $25,000 determined based on the Fair Market Value of the Common Stock at the time of the grants. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

7. LIMITATION ON INDIVIDUAL AWARDS.  Subject to the provisions of Section 11(a), the maximum number of shares of Common Stock that may be subject to Awards granted to any one person under the Plan during any calendar year shall not exceed 400,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options that are canceled or repriced.

8. TERMS AND CONDITIONS OF OPTIONS.  Except with respect to grants of Non-Qualified Stock Options by the Equity Grant Committee, the Committee shall determine whether an Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option. The Committees shall determine the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:

(a) Form of Option Grant.  Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Committees from time to time approve, but which is not inconsistent with the Plan, including any provisions that may be necessary, as determined by the Committee, to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

(b) Date of Grant.  The date of grant of an Option shall be the date on which the Committees make the determination to grant such Option unless otherwise specified by the Committees. The Option Agreement evidencing the Option shall be delivered to the Optionee, with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.

(c) Exercise Price.  The exercise price of a any Option shall be not less than the Fair Market Value of the shares of Common Stock on the date of grant of the Option. In addition, the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.

(d) Exercise Period.  Options shall be exercisable within the time or times or upon the event or events determined by the Committees and set forth in the Option Agreement; provided, however, that no Option shall be exercisable later than the day prior to the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.

(e) Limitations on Incentive Stock Options.  The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options

(within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code is amended after the Effective Date to provide for a different limit than the one described in this Section 8(e), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(f) Transferability of Options.  Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death. Notwithstanding the preceding sentence, Non-Qualified Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may provide for in the Optionee’s Option Agreement and approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Option would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

(g) Acquisitions and Other Transactions.  The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate, whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of this Section 8, in the case of an Option issued or assumed pursuant to this Section 8(g), the exercise price for the Option shall be determined in accordance with the principles of Sections 424(a) and 409A of the Code.

9. EXERCISE OF OPTIONS.

(a) Notice.  Options may be exercised only by delivery to the Company of a written exercise notice approved by the Committees (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise notice may be part of an Optionee’s Option Agreement.

(b) Early Exercise.  An Option Agreement may, but need not, include a provision that permits the Optionee to elect at any time while an Employee, Officer, Director or Consultant, to exercise any part or all of the Option prior to full vesting of the Option. Any unvested shares of Common Stock received pursuant to such exercise may be subject to a repurchase right in favor of the Company or an Affiliate or to any other restriction the Committees determine to be appropriate.

(c) Payment.  Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and approved by the Committees, in any of the following methods which must be stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if a public market for the

Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iii) by surrender to the Company for cancellation of shares of Common Stock owned by the Optionee having an aggregate Fair Market Value on the date of exercise equal to (or, to avoid the cancellation of fractional shares of Common Stock, less than) the aggregate exercise price of the shares of Common Stock being purchased upon such exercise; provided, that such surrendered shares are not subject to any pledge or other security interest and have or meet such other requirements, if any, as the Committees may determine necessary in order to avoid an accounting earnings charge in respect of the Option being exercised; (iv) where approved by the Committees at the time of exercise, by delivery of the Optionee’s promissory note with such recourse, interest, security, redemption and other provisions as the Committees may require, provided that the par value of each of the shares of Common Stock to be purchased is paid for in cash; (v) by a “net exercise” method whereby the Company withholds from the delivery of shares of Common Stock subject to the Option (or the portion thereof that is being exercised) that number of whole shares having an aggregate Fair Market Value on the date of exercise equal to (or, to avoid the issuance of fractional shares of Common Stock, less than) the aggregate exercise price of the shares of Common Stock being purchased upon such exercise; or (vi) by any combination of the foregoing, including a cash payment. No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

(d) Withholding Taxes.  The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the exercise of any Option granted under the Plan, including (if the Committee so permits) procedures for an Optionee to have shares of Common Stock withheld from the total number of shares of Common Stock to be purchased on exercise of an Option. Prior to issuance of the shares of Common Stock upon exercise of an Option, the Optionee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise of an Option, the Company shall withhold or collect from the Optionee an amount sufficient to satisfy such tax withholding obligations.

(e) Exercise of Option Following Termination of Continuous Service.

(i) An Option may be exercised following the termination of an Optionee’s Continuous Service only to the extent provided in the Option Agreement; provided that an Option may not be exercised after the expiration date of such Option set forth in the Option Agreement.

(ii) Where the Option Agreement permits an Optionee to exercise an Option following the termination of the Optionee’s Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

(iii) Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of an Optionee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

(iv) The Committee shall have discretion to determine whether the Continuous Service of an Optionee has terminated, the effective date on which such Continuous Service terminates and whether the Optionee’s Continuous Service terminated as a result of the Disability of the Optionee or, if so provided in the Option Agreement, was terminated for cause.

(f) Limitations on Exercise.

(i) The Committees may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

(ii) The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or market-quotation system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or market-quotation system, and the Company shall have no liability for any inability or failure to do so.

(iii) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

(g) Modification, Extension And Renewal of Options.  The Committee shall have the power to modify, cancel, extend (subject to the provisions of Section 8(d) hereof) or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor, provided that (except as permitted by Section 11(a) of the Plan) any such action may not reprice any outstanding Option, directly or indirectly, without the approval of the stockholders of the Company and, without the written consent of any affected Optionee, (i) impair any rights under any Option previously granted to such Optionee, (ii) cause the Option or the Plan to become subject to Section 409A of the Code, or (iii) cause any Option to lose its status as “performance-based” compensation under Section 162(m) of the Code. Notwithstanding anything to the contrary contained in this Section 9(g), no Option may be replaced with another Award that would have a higher intrinsic value than the value of the Option at the time of its replacement. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

(h) Privileges of Stock Ownership.  No Optionee will have any of the rights of a stockholder with respect to any shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.  Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committees shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 10.

(a) Forfeiture Restrictions.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committees in their sole discretion, and the Committees may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance goals established by the Committees or the occurrence of such other event or events determined to be appropriate by the Committees. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock

Agreement and vesting of such Restricted Stock Award shall occur upon the lapse of the Forfeiture Restrictions applicable to such Restricted Stock Award. Notwithstanding the foregoing provisions of this Section 10(a) and subject to the provisions of Sections 10(b), 10(g) and 11(c) hereof, any Restricted Stock Award that vests on the basis of the Grantee’s Continuous Service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Restricted Stock Award that vests upon the attainment of performance goals established by the Committee shall provide for a performance period of at least twelve (12) months; provided that Restricted Stock Awards covering not more than 200,000 shares of Common Stock in the aggregate (subject to adjustment pursuant to Section 11(a) hereof) may be awarded by the Committee without regard to the vesting limitations contained in this sentence.

(b) Restricted Stock Awards.  At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Section 10 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the stock certificates evidencing the shares of Common Stock until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the stock certificates evidencing the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committees pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committees may, in their sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Award, and may provide for lapse of Forfeiture Restrictions, in the case of the termination of the Grantee’s Continuous Service by reason of retirement, Disability, or death prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.

(c) Rights and Obligations of Grantee.  One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired and Grantee has satisfied all applicable federal, state and local income and employment tax withholding requirements. Each Restricted Stock Agreement shall require that (i) the Grantee, by his acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(d) Restriction Period.  The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.

(e) Securities Restrictions.  The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.

(f) Payment for Restricted Stock.  The Committees shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided, that in the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(g) Forfeiture of Restricted Stock.  Subject to the provisions of the particular Restricted Stock Agreement, upon termination of the Grantee’s Continuous Service during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee; provided, however, that in the case of a Restricted Stock Award to a Non-Employee Director, the Restricted Stock Award shall become fully vested and the Forfeiture Restrictions shall lapse on the earlier of (i) the date generally provided for in the Restricted Stock Agreement or (ii) the termination of the Grantee’s Continuous Service as a result of not being nominated for or elected to a new term as a Director or the Grantee’s resignation as a Director at the request and for the convenience of the Company for a reason other than cause. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share, if any, paid by the Grantee. The Committee will have discretion to determine whether the Continuous Service of a Grantee has terminated, the date on which such Continuous Service terminates, whether the Grantee’s Continuous Service terminated as a result of the Disability of the Grantee and whether a Non-Employee Director’s Continuous Service terminated as a result of one of the reasons described in clause (ii) of this Section 10(g) above.

(h) Withholding Taxes.  The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold applicable federal, state and local income and employment taxes with respect to the lapse of Forfeiture Restrictions applicable to Restricted Stock Awards, including (if the Committee so permits) procedures for a Grantee to have shares of Common Stock withheld from the total number of shares of Common Stock to be released from the Forfeiture Restrictions on the lapse of such restrictions. Prior to delivery of shares of Common Stock upon the lapse of Forfeitures Restrictions applicable to a Restricted Stock Award, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of all tax withholding obligations of the Company.

(i) Notice of Election Under 83(b).  Each Grantee making an election under Section 83(b) of the Code will provide a copy thereof to the Company within thirty (30) days of the filing of such election with the Internal Revenue Service but a Grantee’s failure to provide such notice within thirty (30) days will not cause a forfeiture of the related Restricted Stock Award.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

(a) Capital Adjustments.  The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Sections 5 and 7 shall be proportionately adjusted or an equitable substitution shall be made with respect to such shares to reflect, as determined by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws or other applicable laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) the value of any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded down to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Notwithstanding the foregoing provisions of this Section 11, no adjustment may be made by the Committee with respect to an outstanding Award that would cause such Award and/or the Plan to become subject to Section 409A of the Code.

(b) Dissolution or Liquidation.  The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Option Agreement or Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised, the

Company’s repurchase rights relating to an Award have not expired or the Forfeiture Restrictions have not lapsed, any such Award that is an Option shall expire and any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Restricted Stock Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, and such Award shall terminate immediately prior to consummation of such dissolution or liquidation. A “dissolution or liquidation of the Company” shall not be deemed to include, or to be occasioned by, any merger or consolidation of the Company with any other corporation or other entity or any sale of all or substantially all of the assets of the Company (unless that sale is effected as part of a plan of liquidation of the Company in which the Company’s business and affairs are wound up and the corporate existence of the Company is terminated).

(c) Change in Control.  Unless specifically provided otherwise with respect to Change in Control events in an individual Option Agreement or Restricted Stock Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, (i) each Option which is at the time outstanding under the Plan shall (A) automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Option and (B) expire twenty (20) days after the Committee gives written notice to the Optionee specifying the terms and conditions of the acceleration of the Optionee’s Options, or if earlier, the date by which the Option otherwise would expire, and (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow (or transferred from book entry with the Company’s transfer agent), if applicable, and delivered (subject to the Grantees’ satisfaction of the requirements of Section 10(h)) to the Grantees of the Awards free of any Forfeiture Restriction.

To the extent that an Optionee exercises his Option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Option (subject to Optionee’s satisfaction of the requirements of Section 9(d)), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control.

12. STOCKHOLDER APPROVAL.  The Company shall obtain the approval of the Plan by the Company’s stockholders to the extent required to satisfy Section 162(m) or Section 422 of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Award that is issued as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised or forfeiture restrictions lapse prior to the time such increase has been approved by the stockholders of the Company, and all such Awards granted pursuant to such increase will similarly terminate if such shareholder approval is not obtained.

13. ADMINISTRATION.  The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock acquired pursuant to an Award. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees, Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan and the requirements of Section 162(m) of the Code for performance-based awards, to grant Awards to Employees, Directors and Consultants under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provision of Awards granted to Employees, Consultants and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committees or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

14. EFFECT OF PLAN.  Neither the adoption of the Plan nor any action of the Board or the Committees shall be deemed to give any Employee, Officer, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Option Agreement or Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Option Agreement, Restricted Stock Agreement, or in other related documents shall confer upon any Employee, Officer, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.

15. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.  Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16. AMENDMENT OR TERMINATION OF PLAN.  The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Option Agreement, Restricted Stock Agreement, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Option Agreement or Restricted Stock Agreement) signed by the Grantee and the Company. Notwithstanding the preceding sentence, the Board unilaterally may amend the Plan to the extent necessary or appropriate to prevent the Plan or an Award from being subject to the provisions of Section 409A of the Code.

17. TERM OF PLAN.  Unless sooner terminated by action of the Board, the Plan shall terminate on the earlier of (i) the tenth (10th) anniversary of the Effective Date or (ii) the date on which no shares of Common Stock subject to the Plan remain available to be granted as Awards under the Plan according to its provisions.

18. SEVERABILITY AND REFORMATION.  The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

19. GOVERNING LAW.  The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

20. INTERPRETIVE MATTERS.  Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

QUANTA SERVICES, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 24, 2007, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 20, 2007 and (2) in their discretion upon such other matters as may properly come before the meeting.
ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3.
(Continued on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
QUANTA SERVICES, INC.
May 24, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please Detach and Mail in the Envelope Provided ¯
the board of directors recommends a vote “for” the nominees listed in proposal no. 1,
“for” proposal no. 2 AND “FOR” PROPOSAL NO. 3.
please sign, date and return promptly in the enclosed envelope. please mark your vote in blue or black ink as shown here:  ☒

proposal no. 1:	Election of Directors	proposal no. 2:	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm
nominees
☐ for all nominees	¡ James R. Ball	☐ FOR
	¡ John R. Colson	☐ AGAINST
	¡ Ralph R. DiSibio	☐ ABSTAIN
¡ Bernard Fried
¡ Louis C. Golm
☐ withhold authority	¡ Worthing F. Jackman	proposal no. 3:	Approval of the Quanta Services, Inc.
for all nominees	¡ Bruce Ranck		2007 Stock Incentive Plan
¡ Gary A. Tucci
¡ John R. Wilson
	¡ Pat Wood, III	☐ FOR
☐ for all except		☐ AGAINST
(See instructions below)		☐ ABSTAIN

Instruction:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

please date, sign and return this proxy card
promptly. thank you!
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the signer is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.

QUANTA SERVICES, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Limited Vote Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 24, 2007, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 20, 2007 and (2) in their discretion upon such other matters as may properly come before the meeting.
ALL SHARES OF LIMITED VOTE COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEE LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3.
LIMITED VOTE COMMON STOCK
PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board of Directors recommends a vote FOR the nominee.
Nominee: Vincent D. Foster

FOR	WITHHOLD
☐	☐
PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐
PROPOSAL NO. 3: APPROVAL OF THE QUANTA SERVICES, INC. 2007 STOCK INCENTIVE PLAN
The Board of Directors recommends a vote FOR the approval of the Quanta Services, Inc. 2007 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Date:	, 2007

Signature

Signature

Title:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the signer is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.